EXHIBIT 10.55


                               PURCHASE AGREEMENT

                                 BY AND BETWEEN

                          SINCLAIR COMMUNICATIONS, INC.

                                       AND

                             STC BROADCASTING, INC.

                            DATED AS OF MARCH 5, 1999

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
ARTICLE 1. SALE OF ASSETS; ASSUMPTION OF LIABILITIES........................................................1
         1.1 Assets to Be Acquired..........................................................................1
         1.2 Excluded Assets................................................................................4
         1.3 Assumption of Liabilities......................................................................4
         1.4 Non-License Transfer; Closing..................................................................5
         1.5 Additional Closing Deliveries..................................................................7
         1.6 Due Diligence, Delivery of Disclosure Schedule and Purchaser Termination Right.................9

ARTICLE 2. PURCHASE PRICE..................................................................................10
         2.1 Escrow Deposit................................................................................10
         2.2 Purchase Price................................................................................10
         2.3 Payment of Purchase Price.....................................................................11
         2.4 Post-Closing Adjustment.......................................................................11
         2.5 Allocation of the Purchase Price..............................................................13

ARTICLE 3. REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY..........................................13
         3.1 Organization and Standing.....................................................................13
         3.2 Binding Agreement.............................................................................14
         3.3 Absence of Conflicting Agreements or Required Consents........................................14
         3.4 Equity Investments............................................................................15
         3.5 Financial Statements..........................................................................15
         3.6 Title to Assets; Related Matters..............................................................15
         3.7 Absence of Certain Changes, Events and Conditions.............................................16
         3.8 Litigation....................................................................................17
         3.9 Insurance.....................................................................................18
         3.10 Material Contracts...........................................................................18
         3.11 Permits and Licenses; Compliance with Law....................................................19
         3.12 FCC Licenses.................................................................................19
         3.13 Environmental Matters........................................................................20
         3.14 Employee Benefit Matters.....................................................................20
         3.15 Labor Relations..............................................................................22
         3.16 Intellectual Property........................................................................23
         3.17 Taxes........................................................................................23
         3.18 Commissions..................................................................................24
         3.19 Affiliate Transactions.......................................................................24
         3.20 Gannett Purchase Agreement...................................................................24
         3.21 Accuracy and Completeness of Representations and Warranties..................................25

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................................................25
         4.1 Organization and Standing.....................................................................25




         4.2 Binding Agreement.............................................................................25
         4.3 Absence of Conflicting Agreements or Required Consents........................................26
         4.4 Litigation....................................................................................26
         4.5 Commissions...................................................................................27
         4.6 Financing.....................................................................................27
         4.7 Purchaser's Qualification.....................................................................27
         4.8 Accuracy and Completeness of Representations and Warranties...................................27

ARTICLE 5. COVENANTS AND AGREEMENTS........................................................................27
         5.1 Conduct of the Business Prior to Closing; Access..............................................27
         5.2 Post-Closing Covenants and Agreement, and Other Employee Benefit Matters......................32
         5.3 Cooperation...................................................................................35
         5.4 Confidentiality...............................................................................38
         5.5 Public Announcements..........................................................................38
         5.6 No Solicitation...............................................................................38
         5.7 Employees.....................................................................................39
         5.8 No Additional Representations.................................................................39
         5.9 Certain Payments..............................................................................39
         5.10 Bulk Sales Laws..............................................................................40
         5.11 Control of the Stations......................................................................40
         5.12 Use of Certain Names.........................................................................41
         5.13 News Sharing Arrangements....................................................................41
         5.14 Rights Under the Gannett Purchase Agreement..................................................42

ARTICLE 6. CONDITIONS TO OBLIGATIONS OF PURCHASER..........................................................43
         6.1 Representations and Warranties................................................................43
         6.2 Performance by the Company....................................................................44
         6.3 Certificates..................................................................................44
         6.4 Consents; No Objections.......................................................................44
         6.5 No Proceedings or Litigation..................................................................45
         6.6 FCC Consent...................................................................................45
         6.7 No Material Adverse Change....................................................................45
         6.8 Opinions of Counsel...........................................................................45
         6.9 Certain Certified Matters.....................................................................45
         6.10 Good Standing Certificate....................................................................46
         6.11 No Transmission Defects......................................................................46
         6.12 Closing on the Gannett Purchase Agreement....................................................46
         6.13 Deliveries...................................................................................46

ARTICLE 7. CONDITIONS TO OBLIGATIONS OF THE COMPANY........................................................47
         7.1 Representations and Warranties................................................................47
         7.2 Performance by Purchaser......................................................................47
         7.3 Certificate...................................................................................47
         7.4 Consents; No Objections.......................................................................47
         7.5 No Proceedings or Litigation..................................................................47


                                       ii


         7.6 FCC Consent...................................................................................48
         7.7 Certain Certified Matters.....................................................................48
         7.8 Good Standing Certificate.....................................................................48
         7.9. Closing on Gannett Purchase Agreement........................................................48
         7.10 Deliveries...................................................................................49

ARTICLE 8. INDEMNIFICATION.................................................................................49
         8.1 Indemnification by the Company................................................................49
         8.2 Indemnification by Purchaser..................................................................49
         8.3 Limitations on Indemnification Claims and Liability; Termination of Indemnification...........50
         8.4 Computation of Claims and Damages.............................................................51
         8.5 Notice of Claims..............................................................................52
         8.6 Defense of Third Party Claims.................................................................52
         8.7 Third Party Beneficiaries.....................................................................53

ARTICLE 9. DEFINITIONS.....................................................................................53

ARTICLE 10. MISCELLANEOUS PROVISIONS.......................................................................67
         10.1 Termination Rights...........................................................................67
         10.2 Litigation Costs.............................................................................69
         10.3 Expenses.....................................................................................69
         10.4 Notices......................................................................................70
         10.5 Benefit and Assignment.......................................................................71
         10.6 Waiver.......................................................................................72
         10.7 Severability.................................................................................73
         10.8 Amendment....................................................................................73
         10.9 Effect and Construction of this Agreement....................................................73
         10.10 Transfer and Conveyance Taxes...............................................................74
         10.11 Specific Performance........................................................................74
         10.12 Survival of Representations, Warranties and Covenants.......................................74

ARTICLE 11. NO PERSONAL LIABILITY FOR REPRESENTATIVES, STOCKHOLDERS, DIRECTORS OR OFFICERS.................75

                                                                      EXHIBIT

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of this 5th day of March, 1999, by and between SINCLAIR COMMUNICATIONS, INC., a Maryland corporation (the "COMPANY"), and STC BROADCASTING, INC., a Delaware corporation ("PURCHASER").

         WHEREAS, the Company and Guy Gannett Communications ("GANNETT") entered into that certain Purchase Agreement dated September 4, 1998 (the "GANNETT PURCHASE AGREEMENT"), pursuant to which the Company agreed to purchase substantially all of the assets of the Gannett Television Stations, including television broadcast stations WICS-TV, Channel 20, Springfield, Illinois; WICD-TV, Channel 15, Champaign, Illinois; and KGAN-TV, Channel 2, Cedar Rapids, Iowa (each a "STATION" and collectively, the "STATIONS"); and

         WHEREAS, the Company desires to sell, assign and transfer to Purchaser the assets and business of the Stations as described below, and Purchaser desires to purchase and acquire the assets and business of the Stations as described below, on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties, intending legally to be bound, agree as follows:

         [A LIST OF DEFINED TERMS IS PROVIDED IN ARTICLE 9 HEREOF.]

ARTICLE 1.            SALE OF ASSETS; ASSUMPTION OF LIABILITIES.

          1.1 ASSETS TO BE ACQUIRED.

                  Upon the terms and subject to the satisfaction of the conditions set forth herein, the Company shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire, accept and pay for, all right, title and interest of the Company and Gannett in and to all of the real, personal and mixed properties, assets and other rights, both tangible and intangible (other than the Excluded Assets), owned or leased by, or licensed to or used or useful by, the Company and Gannett in connection with the Business and the Stations (collectively, the "ASSETS"), which Assets shall consist of all of the Assets relating to the Stations that the Company (and its successors and assigns) have acquired or have the right to acquire, pursuant to the Gannett Purchase Agreement.

                  Without limiting the generality of the foregoing, the Assets shall include the following:

                  (a) the FCC Licenses;

                  (b) the Equipment;

                  (c) all translators, earth stations and other auxiliary facilities, and all applications therefor;

                  (d) the Real  Property  and  Leased  Property  as set forth in
Section 1.1(d) of the Disclosure Schedule;
--------------

                  (e) all orders and agreements for the sale of advertising time on the Stations for cash, and all trade, barter and similar agreements, excluding Program Contracts (which are provided for below), for the sale of advertising time on the Stations for any property or services in lieu of or in addition to cash, and any other orders and agreements relating to the Stations and entered into (other than in violation of this Agreement or the Gannett Purchase Agreement) between the date of the Gannett Purchase Agreement and the Transfer Date;

                  (f) all film and program licenses and contracts under which the Company or Gannett has the right to broadcast film product or programs on the Stations ("PROGRAM CONTRACTS"), including all cash and non-cash (barter) program contracts and including, without limitation, the Program Contracts set forth in Section 3.10 of the Disclosure Schedule and any other Program Contracts relating to the Stations and entered into (other than in violation of this Agreement or the Gannett Purchase Agreement) between the date of the Gannett Purchase Agreement and the Transfer Date;

                  (g)  all  other  contracts  and  agreements   related  to  the
Business, including, without limitation, network affiliation agreements, all employment contracts entered into with television talent and other Business Employees, all collective bargaining agreements with respect to any Business Employees, any time brokerage agreements and all national or local advertising representation agreements for the Stations, including, without limitation, the contracts and agreements set forth in Section 3.10 of the Disclosure Schedule, and any other such contracts and agreements relating to the Stations and entered into (other than in violation of this Agreement or the Gannett Purchase Agreement) between the date of the Gannett Purchase Agreement and the Transfer Date;

                  (h) the Intellectual Property, including, without limitation, the Call Letters;

                  (i) all programs and programming materials used in connection with the Business, whether recorded on tape or any other media or intended for live


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

performance, and whether completed or in production, and all related common law and statutory copyrights owned by or licensed to the Company or Gannett and used or useful in connection with the Business;

                  (j) all FCC logs and other records that relate to the operation of the Stations;

                  (k) except as set forth in Section 1.2 hereof, all files, books and other records relating to the Business, including, without limitation, written technical information, data, specifications, research and development information, engineering, drawings, manuals, computer programs, tapes and software relating directly to the Business, other than duplicate copies of account books of original entry and duplicate copies of such files and records, if any, that are maintained at the corporate offices of the Company or Gannett for tax and accounting purposes;

                  (l) all of the goodwill in, and "going concern" value of, the Business;

                  (m) all accounts, notes and accounts receivable of the Business and the Stations relating to or arising out of the business and operations of the Stations and the Business during the period prior to the Transfer Date;

                  (n) all deposits, reserves and prepaid expenses of the Business (other than those relating to Excluded Assets or Liabilities that are not Assumed Liabilities);

                  (o) to the extent transferable under applicable law, all franchises, approvals, permits, licenses, orders, registrations, certificates, exemptions, variances and similar rights obtained from Governmental Authorities (other than the FCC Licenses) in any jurisdiction that had issued or granted such items to the Company or Gannett, or that the Company or Gannett otherwise owns or uses, in each case relating to the Business, and all pending applications therefor; and

                  (p) except as set forth in Section 1.2 hereof, all insurance proceeds and claims therefor arising out of or related to (i) damage, destruction or loss of any property or asset used or useful in connection with the Business to the extent of any damage or destruction that remains unrepaired, or to the extent any property or asset remains unreplaced, at the Non-License Transfer Date or the Closing Date, as applicable, and (ii) any other matters related to, or involving the Business, including, without limitation, employment practices.



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               1.2 EXCLUDED ASSETS.

                  Notwithstanding anything to the contrary herein, all of the assets listed on Schedule 1.2 to this Agreement or defined in the Gannett Purchase Agreement as Excluded Assets (collectively, the "EXCLUDED Assets") shall be excluded from the Assets.

               1.3 ASSUMPTION OF LIABILITIES.

                  (a) On and after the Non-License Transfer Date, Purchaser will assume and agree to perform and fully discharge when due, except to the extent that such Liabilities constitute Retained Liabilities, the following Liabilities of the Company or Gannett: (i) those solely related to or solely arising from or in connection with the Assets or the Business (other than the License Assets); and (ii) those partly related to any contract or agreement for the Stations that are also related to other Gannett Television Stations, but not related to any other assets or business of Gannett or the Company (any such contract or agreement being a "GROUP CONTRACT"), but only to the extent the Liabilities under any such Group Contract relate to or arise from or are in connection with the Assets or the Business, whether such Liabilities specified in clause (i) or
(ii) are incurred or arise prior to, on or after the Non-License Transfer Date, including, without limitation, those obligations of the Company relating to the Business to be assumed by Purchaser pursuant to Section 5.2 hereof.

                  (b) On and after the Closing Date, to the extent not assumed by Purchaser at the Non-License Transfer, Purchaser will assume and agree to perform and fully discharge when due, except to the extent that any Liabilities constitute Retained Liabilities, the following Liabilities of the Company or
Gannett: (i) those solely related to or solely arising from or in connection with the Assets or the Business; (ii) those partly related to any Group Contract, but only to the extent the Liabilities under any such Group Contract relate to or arise from or are in connection with the Assets or the Business, and (iii) those solely related to or solely arising from or in connection with the License Assets listed in Section 1.4 of the Disclosure Schedule, whether such Liabilities specified in clause (i), (ii) or (iii) are incurred or arise prior to, on or after the Closing Date, including, without limitation, those obligations of the Company relating to the Business to be assumed by Purchaser pursuant to Section 5.2 hereof (the Liabilities assumed by Purchaser pursuant to Sections 1.3(a) and (b) hereof shall be collectively be referred to herein as the "ASSUMED LIABILITIES").

                  (c) Except for the Assumed Liabilities and except as otherwise expressly provided in this Agreement, Purchaser will assume no other Liabilities or any kind of description (collectively, the "RETAINED LIABILITIES"). The Retained Liabilities include, without limitation, any of the following Liabilities:


                           (i) any of the Liabilities defined in the Gannett Purchase Agreement as "Retained Liabilities";

                           (ii)     any of the Company's obligations hereunder;

                           (iii) any Liability for federal, state or local income taxes of Gannett or the Company, their respective stockholders or any other Person;

                           (iv) any Liabilities relating to the Corporate Office except for the Purchaser's reimbursement obligation pursuant to Section 5.9(b) hereof;

                           (v) any Liabilities relating to current, former or inactive Corporate Office Employees;

                           (vi) any Liabilities under any Employee Benefit Plans of Gannett or the Company except to the extent assumed by Purchaser pursuant to
                                    Section 5.2 and Section 5.9 hereof;

                           (vii) any Liability of Gannett or the Company arising from Indebtedness or any overdrafts on any bank accounts of Gannett or the Company;

                           (viii)   any Liability for dividends; and

                           (ix) any Liability with respect to the Gannett Television Stations (other than the Stations) under any Group Contract or otherwise.

                  (d) The Company shall retain, and shall continue to be responsible after the Transfer Date for, all Retained Liabilities and all other Liabilities of the Company and Gannett that are not Assumed Liabilities.

          1.4 NON-LICENSE TRANSFER; CLOSING.

                  (a) Unless this Agreement shall have been terminated and the transactions herein shall have been terminated pursuant to Section 10.1 hereof, provided that the conditions set forth in Article 6 (except for Section 6.6) and
Article 7 (except for Section 7.6) shall have been satisfied and the Closing shall not have occurred, there shall be a closing (the "NON-LICENSE TRANSFER") for the purchase and sale of all of the Assets (other than the Assets which are listed in Section 1.4 of the Disclosure Schedule (the "LICENSE ASSETS"), at 10:00 a.m. New York City time on a date specified by Purchaser that is within the later of
(i) ten (10) days after the date on which all applicable waiting periods under the HSR Act shall have expired or terminated, or (ii) the date, time and place of the closing under the Gannett Purchase Agreement as long as Purchaser shall have received at least ten (10) days prior written notice from the Company of the date of the Gannett closing (the date on which the Non-License Transfer shall occur pursuant to this Section 1.4(a) is referred to herein as the "NON-LICENSE TRANSFER DATE"); provided, however, that the Company and Purchaser shall take such reasonable actions as may be necessary to hold the Non-License Transfer simultaneously with the closing of the Gannett Purchase Agreement. If the Non-License Transfer shall occur simultaneously with the closing under the Gannett Purchase Agreement, then the Non-License Transfer shall occur at the place of the closing under the Gannett Purchase Agreement, or at such other place as the parties shall agree in writing. Otherwise, the Non-License Transfer shall occur at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, Suite 1100, McLean, Virginia 22102, or at such other place as the Company and Purchaser shall agree in writing. At the Non-License Transfer, each of the parties hereto shall take, or cause to be taken, all such actions and deliver, or cause to be delivered, all such documents, instruments, certificates and other items as may be required under this Agreement or otherwise, in order to perform or fulfill all covenants and agreements on its part to be performed at or prior to the Non-License Transfer. The Non-License Transfer shall be effective as of 12:01 a.m., New York City time, on the day of the Non-License Transfer Date.

                  (b) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been terminated pursuant to Section
10.1 hereof, the closing (the "CLOSING") of the transactions herein contemplated shall take place at 10:00 a.m., New York City time, on a date specified by Purchaser that is within ten (10) days following the satisfaction or waiver of the conditions set forth in Articles 6 and 7 hereof, or at such other time and date as the Company and Purchaser shall agree in writing (such time and date of the Closing being referred to herein as the "CLOSING DATE"), at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, Suite 1100, McLean, Virginia 22102, or at such other place as the Company and Purchaser shall agree in writing. At the Closing, each of the parties hereto shall take, or cause to be taken, all such actions and deliver, or cause to be delivered, all such documents, instruments, certificates and other items as may be required under this Agreement or otherwise, in order to perform or fulfill all covenants and agreements on its part to be performed at or prior to the Closing. The Closing shall be effective as of 12:01 a.m., New York City time, on the day of the Closing Date.

                  (c) In the event that the closing of the Company's acquisition of the Stations pursuant to the Gannett Purchase Agreement does not occur simultaneously with the Transfer Date hereunder, the Company and Purchaser acknowledge and agree that (i) the representations, warranties, covenants and agreements made by Gannett under the Gannett Purchase Agreement which relate to the Stations shall be deemed (A) incorporated by reference into the terms hereof, and (B) restated by the Company for the benefit of Purchaser as of the Transfer Date as though the Company was Gannett under the Gannett Purchase Agreement; provided, that, without limiting the Company's representations, warranties, covenants and agreements hereunder, such additional representations, warranties, covenants and agreements from the Gannett Purchase Agreement shall apply only with respect to the period of ownership of the Stations and the Assets by the Company and the Company's successors and assigns; (ii) on or prior to the fifth (5th) Business Day prior to the Transfer Date, the Disclosure Schedule hereto shall be updated and amended by the Company to reflect the updates and amendments to the Disclosure Schedule that are necessary in order for the Company to restate such representations and warranties hereunder as of the Transfer Date; provided, however, no such updates or amendments shall be made which would constitute a violation of this Agreement or the Gannett Purchase Agreement; and (iii) in addition to the Assets described in Section 1.1 hereof, the "Assets" shall include the Assets of the Business and the Stations with respect to which the Company and the Company's successors and assigns shall have acquired from and after the closing under the Gannett Purchase Agreement.

     1.5 ADDITIONAL CLOSING DELIVERIES.

                  (a)  At  the   Non-License   Transfer  and  the  Closing,   as
applicable, the Company shall deliver to Purchaser:

                    (i) a duly executed counterpart of the Bill of Sale, Assignment and Assumption Agreement substantially in the form set forth in Exhibit A hereto (the "BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT");

                    (ii) at the Closing only, a duly executed counterpart of the
                         Assignment of FCC Licenses, substantially in the form set forth in Exhibit B hereto (the "ASSIGNMENT OF FCC LICENSES");

                    (iii)instruments  of  assignment  with respect to all of the
                         Company's rights and interests in the Leased Property and special warranty deeds (of a type equivalent to that known in New York as a "bargain and sale deed with covenants against grantor's actions") with respect to all of the Company's rights and interests in the Real Property, in recordable form sufficient to convey to Purchaser all of the Company's rights and interests or rights and interest in the Leased

                         Property and the Real Property  acquired by the Company
                         from  Gannett   pursuant   to   the   Gannett  Purchase
                         Agreement;

                    (iv) an  owner's  affidavit,  gap  indemnity  and such other customary documents and certificates as may be reasonably required by Purchaser's title insurance company with respect to Purchaser's title insurance of the Real Property and any Leased Property;

                    (v) evidence reasonably satisfactory to Purchaser that the third-party insurance policies listed in Section 3.9 of the Disclosure Schedule are in full force and effect with respect to the period prior to the Transfer Date (together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as reasonably requested by Purchaser, in favor of Purchaser);

                    (vi) a certificate,  dated as of the Transfer Date, executed on behalf of the Company by the Company's duly authorized officers that, except as disclosed in
                         Section 3.8 of the Disclosure Schedule (or otherwise disclosed pursuant to such certificate) (a) there are no Actions against the Company or, to the Company's knowledge, Gannett relating to the Business or the Assets pending, or, to the Company's Knowledge, threatened to be brought by or before any Governmental Authority, and (b) neither the Company nor, to the
                         Company's Knowledge, Gannett is subject to any Governmental Orders (nor, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) relating to the Business or the Assets;

                    (vii)domain name  transfer  agreements in form and substance reasonably satisfactory to Purchaser to perfect the transfer to Purchaser of all of the domain names of the Stations;

                    (viii) all other  instruments  of  conveyance  and  transfer sufficient to convey the Assets to Purchaser;

                    (ix) at the  Non-License  Transfer  only,  a  duly  executed counterpart of the Time Brokerage Agreement, substantially in the form set forth in Exhibit C hereto (the "TIME BROKERAGE AGREEMENT"); and

                    (x) all other documents, instruments and writings required to be delivered by the Company at or prior to the Closing Date or the Non-License Transfer Date, as applicable, pursuant to this Agreement.

                    (b)  At  the  Non-License   Transfer  and  the  Closing,  as
                         applicable, Purchaser shall deliver to Company:

                    (i)  the  Purchase  Price in  accordance  with  Section  2.3 hereof;

                    (ii) a duly  executed  counterpart  of  the  Bill  of  Sale,
                         Assignment and Assumption Agreement;

                    (iii)at the Closing only, a duly executed counterpart of the
                         Assignment of FCC Licenses;

                    (iv) at the  Non-License  Transfer  only,  a  duly  executed counterpart of the Time Brokerage Agreement; and

                    (v) all other documents, instruments and writings required to be delivered by Purchaser at or prior to the Closing Date or the Non-License Transfer Date, as applicable, pursuant to this Agreement.

                  (c) Purchaser shall, at any time prior to, at or after the Transfer Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, as may be reasonably requested by the Company in connection with the consummation of the transactions contemplated by this Agreement. The Company shall, at any time prior to, at or after the Transfer Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, as may be reasonably requested by Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

     1.6  DUE   DILIGENCE,   DELIVERY  OF  DISCLOSURE   SCHEDULE  AND  PURCHASER
          TERMINATION RIGHT.

                  The Company hereby acknowledges and agrees that neither the Company nor Gannett has delivered all due diligence materials or the Disclosure Schedule with respect to the Stations to Purchaser prior to the date hereof. Subject to the receipt of any required prior approvals from Gannett, the parties, therefore, acknowledge and agree that (a) Purchaser shall be permitted to conduct a due diligence review of the Business and Assets upon, and at all times after the execution and delivery of this Agreement pursuant to the terms and conditions of this Agreement, and (b) the Company shall deliver to Purchaser and to Purchaser's counsel a complete set of the Disclosure Schedule for the Stations (and copies of all materials identified on the Disclosure Schedule, as reasonably required to support such Disclosure Schedule or as otherwise reasonably requested by Purchaser) as soon as possible after the execution and delivery of this Agreement. Purchaser shall have the right, in its sole and absolute discretion and for any reason, to terminate this Agreement at any time prior to 5:00 p.m. (New York City time) on the date which is the tenth (10th) Business Day after the date hereof (the "Diligence Termination Deadline") pursuant to Section 10.1(a)(ii) hereof. Such termination right of Purchaser is in addition to, and shall not limit or diminish, any other termination rights or other remedies available to Purchaser hereunder or at law or in equity.

ARTICLE 2. PURCHASE PRICE.

          2.1 ESCROW DEPOSIT.

                  For and in partial consideration of the execution and delivery of this Agreement, provided, that this Agreement shall not have been terminated and the transactions herein contemplated shall not have been terminated pursuant to Sections 10.1(a)(ii) or 10.1(a)(iii) hereof, Purchaser shall deposit within twelve (12) Business Days after the execution and delivery of this Agreement with the Deposit Escrow Agent an original, irrevocable letter of credit in a form reasonably acceptable to the Company (the "LETTER OF CREDIT"), issued for the benefit of the Company and the Deposit Escrow Agent by The Chase Manhattan Bank for an amount equal to Eight Million One Hundred Thousand Dollars ($8,100,000) (the "ESCROW DEPOSIT"), such Letter of Credit to be dealt with in accordance with the terms and provisions of the Deposit Escrow Agreement, dated as of the date of the delivery of the Letter of Credit to the Deposit Escrow Agent, among the Company, Purchaser and the Deposit Escrow Agent, in the form attached hereto as Exhibit D (the "DEPOSIT ESCROW AGREEMENT"). Purchaser and the Company shall cause the Letter of Credit to be returned to Purchaser on the Transfer Date.

          2.2 PURCHASE PRICE.

                  (a) In consideration of the sale of the Assets and the Business hereunder, Purchaser shall (i) pay the Company in cash the aggregate amount of Eighty One Million Dollars ($81,000,000) (the "BASE PURCHASE PRICE"), plus (if the Estimated Net Financial Assets are greater than zero) or minus (if the Estimated Net Financial Assets are less than zero), as the case may be, the Estimated Net Financial Assets (the Base Purchase Price, as adjusted by the Net Financial Assets, the "PURCHASE PRICE") and (ii) assume the Assumed Liabilities.

                  (b) As promptly as possible but no later than three (3) Business Days prior to the Transfer Date, the Company shall deliver to Purchaser a statement setting forth the amount estimated in good faith by the Company to be the amount of the Net Financial Assets as of the Transfer Date (the "ESTIMATED NET FINANCIAL ASSETS").

          2.3 PAYMENT OF PURCHASE PRICE.

                  (a) At the Non-License Transfer, Purchaser shall pay to the Company the sum of Seventy-Six Million Dollars ($76,000,000) of the Base Purchase Price plus (if the Estimated Net Financial Assets are greater than zero) or minus (if the Estimated Net Financial Assets are less than zero), as the case may be, the Estimated Net Financial Assets, by wire transfer in immediately available funds to an account or accounts which shall be designated by the Company not less than three (3) Business Days prior to the Transfer Date.

                  (b) The Purchase Price (less any amounts of the Purchase Price paid to the Company at the Non-License Transfer) shall be paid by Purchaser to the Company at the Closing by wire transfer of immediately available funds to an account or accounts which shall be designated by the Company not less than three
(3) Business Days prior to the Closing Date.

          2.4 POST-CLOSING ADJUSTMENT.

                  (a) The parties agree that no later than seventy-five (75) days after the Transfer Date (or such later date on which such statement reasonably can be prepared and delivered in light of the compliance of Purchaser and the Company with their obligations set forth in next two succeeding sentences), the Company shall deliver to Purchaser, in the form received by the Company from Gannett (i) a statement of the actual Net Financial Assets as of 11:59 p.m., New York City time, on the day immediately preceding the Transfer Date (the "CLOSING STATEMENT") certified by PriceWaterhouseCoopers L.L.P., independent accountants for Gannett, to be prepared (except as otherwise provided in Section 9 of the Disclosure Schedule to the Gannett Purchase Agreement) in conformity with GAAP and on a basis consistent with the basis used in preparing the Unaudited Financial Statements as of, and for the year ended, December 27, 1997, referred to in Section 3.5 of the Gannett Purchase Agreement except to the extent of any position taken as the result of such statements being prepared on a consolidated basis, and (ii) a determination of the amount by which the actual Net Financial Assets are less than or greater than the Estimated Net Financial Assets. Purchaser shall provide the Company and Gannett, and Gannett's independent accountants, access at all reasonable times to the relevant personnel, properties, books and records of the Business for such purposes and to assist the Company and Gannett, and Gannett's independent accountants, in preparing the Closing Statement. Purchaser's assistance shall include, without limitation, the closing of the books of the Business as of the Transfer Date, the preparation of schedules supporting the amounts set forth in the general ledger and other books and records of the Business, and such other assistance as the Company, Gannett or Gannett's independent accountants may reasonably request. During the twenty-five (25) day period following the delivery by the Company of the Closing Statement referred to in the first sentence of this Section 2.4(a), Purchaser and its independent accountants will be permitted to review the working papers of the Company and of Gannett and its independent accountants relating to the preparation of the Closing Statement to the same extent as such working papers have been made available to the Company by Gannett pursuant to the Gannett Purchase Agreement. If, within twenty-five
(25) days after delivery by the Company of the Closing Statement, Purchaser notifies the Company that it disagrees with the Closing Statement, the Company shall attempt to resolve the disagreement with Gannett. In the event the Company and Purchaser cannot agree with respect to the Closing Statement within five (5) days of the notice of disagreement provided by Purchaser to the Company, then the determination shall be submitted for resolution promptly to an independent nationally recognized accounting firm (the "ACCOUNTING FIRM"), jointly selected by the Company and Purchaser, whose determination (the "ACCOUNTING FIRM DETERMINATION") shall be instructed by the parties to be made within twenty (20) days and be binding upon all parties hereto, and the fees and expenses of which shall be borne equally by Purchaser and the Company to the extent that such fees and expenses are allocable to the transactions contemplated by this Agreement. The Purchaser agrees that the accounting firm selected by Gannett and the
Company pursuant to Section 2.3(a) of the Gannett Purchase Agreement shall be the Accounting Firm hereunder as long as such firm has not been engaged by
Gannett or the Company during the three (3) year period prior to the date hereof. In the event that (whether expressly or by failure of Purchaser to provide notice of any disagreement within the applicable period) Purchaser agrees with the determination of the final Net Financial Assets set forth in the Closing Statement without submitting the matter for an Accounting Firm Determination, the Net Financial Assets set forth in the Closing Statement shall be the final determination of the Net Financial Assets. The amount of Net Financial Assets as of 11:59 p.m., New York City time, on the day immediately preceding the Closing Date, as definitively determined pursuant to this Section 2.4(a) is referred to herein as the "ACTUAL NET FINANCIAL ASSETS".

                  (b) If the Actual Net Financial Assets are greater than the Estimated Net Financial Assets, then Purchaser shall pay the Company in cash, within two (2) Business Days following the determination of the Actual Net Financial Assets, an amount equal to such difference, plus interest on the amount of such difference at the rate of eight percent (8%) per annum from the Transfer Date to the date of such payment to the Company. If the Actual Net Financial Assets are less than the Estimated Net Financial Assets, then the Company shall pay the Purchaser in cash within two (2) Business Days following the determination of the Actual Net Financial Assets, an amount equal to such difference, plus interest on the amount of such difference at the rate of eight percent (8%) per annum from the

Transfer Date to the date of such payment to Purchaser. The amounts paid pursuant to this Section 2.4(b) shall be by wire transfer of immediately available funds for credit to the recipient at a bank account identified by such recipient in writing.

          2.5 ALLOCATION OF THE PURCHASE PRICE.

                  The Company and Purchaser agree to allocate the Base Purchase Price among the Stations for all purposes (including financial, accounting and tax purposes) in accordance with Schedule 2.7 hereto. The Company and Purchaser agree to engage Bond & Pecaro, a nationally recognized appraisal firm, to appraise the classes of Assets of each Station in accordance with the allocation for the Stations set forth on Schedule 2.7 and in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the "ALLOCATION"). The Allocation shall be binding upon Purchaser and the Company, and none of the parties hereto shall file, or cause to be filed, any Tax Return, Internal Revenue Service Form 8594 or other form, or take a position with any Tax authority or jurisdiction, that is inconsistent with the Allocation without obtaining the prior written consent of the Company or Purchaser, as the case may be. The fees and disbursements of the appraiser engaged in connection with the Allocation as to the Assets of the Stations shall be paid one-half (1/2) by Purchaser and one-half (1/2) by the Company.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY.

          The Company represents and warrants to Purchaser as follows:

          3.1 ORGANIZATION AND STANDING.

                  The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Maryland. The Company and, to the Company's Knowledge, Gannett have all requisite corporate power and authority to own, lease and operate their respective properties and assets and to conduct their business as it is now being conducted. The Company is and, to the Company's Knowledge, Gannett is, duly qualified to do business as a foreign corporation and is in good standing under the laws of each state in which the operation of its business or ownership of its assets makes such qualification necessary, except where the failure to so qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.

     3.2 BINDING AGREEMENT.

                  The Company has all requisite corporate power and authority to enter into this Agreement, to execute and deliver this Agreement and the other Transaction Documents, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate and stockholder action on the part of the Company. This Agreement has been, and on the Non-License Transfer Date and on the Closing Date the other Transaction Documents will be, duly executed and delivered on behalf of the Company and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy and similar laws affecting the rights of creditors generally and to general principles of equity (whether applied at law or equity).

     3.3 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS.

                  Except as set forth in Section 3.3 of the Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents (and to the extent that the Assets are transferred directly from Gannett to the Purchaser, to the Company's Knowledge, Gannett) do not and will not (a) violate, conflict with or result in the breach or default of any provision of the articles of incorporation or bylaws of the Company, (b) conflict with or violate in any material respect any material Law or material Governmental Order applicable to the Company or any of its properties or assets or to the Assets or the Business, (c) except for (i) the notification requirements of the HSR Act and (ii) such filings with, and orders of, the FCC as may be required under the Communications Act and the FCC's rules and regulations in connection with this Agreement and the transactions contemplated hereby, require any material consent, approval, authorization or other order of, action by, registration or filing with or declaration or notification to any Governmental Authority, or (d) conflict with, result in any violation or breach of, constitute a default (or event which with the giving of notice, or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Assets, or result in the imposition or acceleration of any payment, time of payment, vesting or increase in the amount of compensation or benefit payable, pursuant to any Material Contract.

     3.4 EQUITY INVESTMENTS.

          The Assets do not include any capital stock of any corporation or any equity interest in any Person.

     3.5 FINANCIAL STATEMENTS.

                  (a) The Company has furnished, or prior to the Diligence Termination Deadline will furnish, to Purchaser the balance sheets for each of the Stations as of December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997, and December 31, 1998, and statements of operations for each of the Stations for the years then ended (such financial statements are collectively referred to herein as the "UNAUDITED FINANCIAL STATEMENTS"). Except as otherwise disclosed in Section 3.5 of the Disclosure Schedule, to the Company's Knowledge, the Unaudited Financial Statements (including any notes thereto) present fairly, in all material respects, the financial position of the Stations, as of the dates thereof and the results of operations for the Stations for the periods then ended and have been prepared in conformity with GAAP.

                  (b) Except as set forth in Section 3.5 of the Disclosure Schedule, to the Company's Knowledge, there are no liabilities or obligations, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), of any Station of a nature required by GAAP to be reflected in a corporate balance sheet, except such liabilities and obligations
(i) that are adequately accrued or reserved against in the Unaudited Financial Statements or disclosed in the notes thereto, (ii) that were incurred after December 31, 1998, either in the ordinary course of business consistent with past practice or in connection with the transactions contemplated by this Agreement, or (iii) that are immaterial in amount.

     3.6 TITLE TO ASSETS; RELATED MATTERS.

                  To the Company's Knowledge, except for Permitted Exceptions or as disclosed in Section 3.6 of the Disclosure Schedule (a) Gannett has good, valid and marketable title (as measured in the context of their current uses) to, or, in the case of leased or subleased assets, valid and subsisting leasehold interests (as measured in the context of their current uses) in, or otherwise has the right to use, all of the Assets, free and clear of all Encumbrances (except for any assets sold or otherwise disposed of, or with respect to which the lease, sublease or other right to use such Asset has expired or has been terminated, in each case after the date hereof solely to the extent permitted under Section 5.1(a) hereof), (b) each lease or sublease pursuant to which any Leased Property is leased by Gannett is, to the Company's Knowledge, legal, valid and binding on Gannett and the Company (as the case may

be) and, to the Company's Knowledge, the other parties thereto and grants the leasehold interest it purports to grant, including, without limitation, any rights to nondisturbance and peaceful and quiet enjoyment that may be contained therein and, to the Company's Knowledge, Gannett and each other party thereto is in compliance in all material respects with the provisions of such leases and subleases, (c) to the Company's Knowledge, the Assets, together with the Excluded Assets, constitute all the assets and rights of Gannett and its Affiliates used in or necessary for the operation of the Business as currently conducted, (d) to the Company's Knowledge, except for Equipment scheduled to be replaced by Gannett's capital expenditure budget, the Real Property, Leased Property and Equipment is, in all material respects, in good operating condition and repair (ordinary wear and tear excepted) taking into account the age thereof, (e) to the Company's Knowledge, there are no contractual or legal restrictions to which Gannett or the Company is a party or by which the Real Property is otherwise bound that preclude or restrict in any material respect Gannett's ability to use the Real Property for the purposes for which it is currently being used and (f) no portion of the Real Property or Leased Property is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or, to the Company's Knowledge, threatened. At each of the Non-License Transfer and the Closing, as applicable, the Company (or Gannett) shall sell, convey, assign, transfer and deliver to Purchaser all of the Company's (or Gannett's) right, title and interest in and to all of the Assets, free and clear of all Encumbrances other than Permitted Exceptions and Encumbrances arising from Purchaser's acts. Section 1.1(d) of the Disclosure Schedule contains a true and correct list of all Real Property owned by Gannett used in the Business (other than the Excluded Assets).

     3.7 ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS.

                  To the Company's Knowledge, since June 30, 1998, except as otherwise provided in or contemplated by this Agreement or as disclosed in
Section 3.7 of the Disclosure Schedule:

                  (a) other than in the ordinary course of business consistent with past practice neither the Company nor Gannett has sold, transferred, leased, subleased, licensed or otherwise disposed of any material assets used in the Business, other than the sale of obsolete Equipment;

                  (b) (i) neither the Company nor Gannett has granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable to any of the Business Employees, including, without limitation, any increase or change pursuant to any Employee Benefit Plan, or (ii) established, increased or accelerated the payment or vesting of any benefits under any Employee Benefit Plan with respect to Business Employees, in either case except (A) as required by Law, (B) that involve only increases consistent with the past practices of Gannett or (C) as required under any existing agreement or arrangement;

                  (c) neither the Company nor Gannett has made any material change in any method of accounting or accounting practice or policy used by Gannett or the Company with respect to the Stations, other than changes required by Law or under GAAP;

                  (d)  neither  the  Company  nor  Gannett  has   suffered   any
extraordinary casualty loss or damage with respect to any material assets used in the Business, whether or not covered by insurance;

                  (e)      there has not been any Material Adverse Effect;

                  (f) except in connection with the transactions contemplated hereby, the Business has been conducted in all material respects only in the ordinary and usual course consistent with past practice;

                  (g) neither the Company nor Gannett has created, incurred, assumed or guaranteed any Indebtedness, except for net borrowings under existing lines of credit;

                  (h) other than in the ordinary course of business, neither the Company nor Gannett has compromised, settled, granted any waiver or release relating to, or otherwise adjusted any Action, material Liabilities or any other material claims or material rights of the Business; and

                  (i) neither the Company nor Gannett has entered into any agreement, contract, commitment or arrangement to do any of the foregoing.

     3.8 LITIGATION.

                  Except as disclosed in Section 3.8 of the Disclosure Schedule, as of the date hereof, (a) there are no Actions against the Company or, to the Company's Knowledge, Gannett relating to the Business or the Assets pending, or, to the Company's Knowledge, threatened to be brought by or before any Governmental Authority, (b) neither the Company nor, to the Company's Knowledge, Gannett is subject to any Governmental Orders (nor, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) relating to the Business or the Assets, and (c) there is no Action pending or, to the Company's Knowledge, threatened to be brought before any Governmental Authority, that seeks to question, delay or prevent the consummation of the transactions contemplated hereby.

     3.9 INSURANCE.

                  Section 3.9 of the Disclosure Schedule lists all insurance policies as of the date hereof relating to the Assets or the Business (the "INSURANCE POLICIES"). Except as set forth in either Section 3.9 or Section 3.14 of the Disclosure Schedule, (a) to the Company's Knowledge, all insurance policies relating to the Assets or Business to which the Company or Gannett is a party or under which the Assets or the Business is covered (or replacement policies therefor) are in full force and effect and, to the Company's Knowledge, all premiums due have been paid and are not in default, (b) to the Company's Knowledge, no notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by either the Company or Gannett, and (c) to the Company's Knowledge, neither the Company nor Gannett has been refused insurance with respect to the Business or Assets, nor, to the Company's Knowledge, has coverage with respect to the Business or Assets been previously canceled or limited by an insurer to which Gannett or the Company has applied for such insurance or with which the Company or, to the Company's Knowledge, Gannett has held insurance within the last three years.

     3.10 MATERIAL CONTRACTS.

                  Section 3.10 of the Disclosure Schedule sets forth all Material Contracts relating to the Stations, including, without limitation, all amendments thereof, as of the date hereof. To the extent received by the Company from Gannett, complete and accurate copies of all written Material Contracts listed in Section 3.10 of the Disclosure Schedule and accurate summaries of the material terms of all oral contracts and agreements (which would be Material Contracts if in writing) have been delivered or made available to Purchaser (except as otherwise noted therein). Except as set forth in Section 3.10 of the Disclosure Schedule, to the Company's Knowledge, (a) each Material Contract and each other contract or agreement that is material to the Business is legal, valid and binding on Gannett and, to the Company's Knowledge, the other parties thereto, (b) to the Company's Knowledge, neither the Company nor Gannett is in default under any Material Contract or other contract or agreement that is material to the Business and no event has occurred or failed to occur that, with or without the giving of notice or the lapse of time or both, would result in such a default and (c) to the Company's Knowledge, no other party to any Material Contract or other contract or agreement that is material to the Business has breached or is in default thereunder.

     3.11 PERMITS AND LICENSES; COMPLIANCE WITH LAW.

                  (a)  Except as  disclosed  in Section  3.11 of the  Disclosure
Schedule, (i) to the Company's Knowledge, Gannett currently holds all the material permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities or other Persons including, without limitation, Environmental Permits, necessary for the current operation and the conduct (as it is being conducted prior to the Transfer Date) of the Business, other than the FCC Licenses (which are provided for in Section 3.12 hereof) (collectively, "PERMITS"), and all material Permits are in full force and effect, (ii) to the Company's Knowledge, since November 1, 1996, Gannett has not received any written notice from any Governmental Authority revoking, canceling, rescinding, modifying or refusing to renew any material Permit and, (iii) to the Company's Knowledge, Gannett is in material compliance with the requirements of all material Permits.

                  (b) Except as disclosed in Section 3.11 of the Disclosure Schedule, to the Company's Knowledge, (i) Gannett is in compliance in all material respects with all Laws and Governmental Orders, other than the FCC Licenses, the Communications Act and the rules and regulations of the FCC (which are provided for in Section 3.12 hereof), applicable to the conduct of the Business as it is being conducted prior to the Transfer Date, and (ii) Gannett has not been charged, since November 1, 1996, by any Governmental Authority with a violation of any Law or any Governmental Order relating to the Stations, which charge has not been fully resolved and, to the extent required, accounted for.

     3.12 FCC LICENSES.

                  Except as disclosed in Section 3.12 of the Disclosure Schedule, (a) to the Company's Knowledge, Gannett holds, and immediately prior to the Closing the Company will hold, the FCC Licenses listed in Section 3.12 of the Disclosure Schedule, which FCC Licenses expire on the respective dates set forth in Section 3.12 of the Disclosure Schedule; (b) to the Company's
Knowledge, Section 3.12 of the Disclosure Schedule sets forth a true and complete list of any and all pending applications filed with the FCC by Gannett, true and complete copies of which (to the extent received from Gannett by the Company) have been delivered to Purchaser or made available for inspection by Purchaser; (c) to the Company's Knowledge, the FCC Licenses listed in Section
3.12 of the Disclosure Schedule constitute all of the licenses and authorizations required under the Communications Act and the current rules and regulations of the FCC in connection with the operation of the Stations as currently operated; (d) to the Company's Knowledge, the FCC Licenses are in full force and effect through the dates set forth in Section 3.12 of the Disclosure Schedule, and there is not pending or, to the Company's Knowledge, threatened any action by or before the FCC to revoke, suspend, cancel, rescind, modify, or refuse to renew in the ordinary course any of the FCC Licenses; (e) to the Company's Knowledge, the Stations are operating in compliance with the FCC Licenses and in compliance in all material respects with the Communications Act and the current rules and regulations of the FCC and have been assigned digital television frequencies; and (f) to the Company's Knowledge, there exist no facts, conditions or events relating to Gannett or the Company that would reasonably be expected to cause the revocation of FCC Licenses or denial by the FCC of the application for consent to the assignment of the FCC Licenses as provided in this Agreement or the Gannett Purchase Agreement. To the Company's Knowledge, Gannett has filed all reports, forms and statements, including, without limitation, construction permit applications for digital television channels required to be filed by Gannett with the FCC and maintained in its public files in accordance with the rules and regulations of the FCC.

     3.13 ENVIRONMENTAL MATTERS.

                  Except as disclosed in Section 3.13 of the Disclosure Schedule, to the Company's Knowledge, (a) Hazardous Materials have not been Released on any Real Property except in material compliance with applicable Law;
(b) there have been no events related to the Business or the Real Property that would reasonably be expected to give rise to any material liability under any Environmental Law; (c) the Business, the Real Property and the Leased Property is now, and for the past five (5) years has been, in material compliance with all applicable Environmental Laws and there are no extant conditions that would reasonably be expected to constitute an impediment to such compliance in the future; (d) the Business has disposed of all wastes arising from or otherwise relating to its business, including those wastes containing Hazardous Materials, in material compliance with all applicable Environmental Laws (including the filing of any required reports with respect thereto) and Environmental Permits and (e) there are no pending or, to the Company's Knowledge, threatened Environmental Claims against Gannett relating to the Real Property.

     3.14 EMPLOYEE BENEFIT MATTERS.

                  The Company has made available to Purchaser copies of all material Employee Benefit Plans (including, without limitation, all plans governed by ERISA, providing pension benefits or providing health, life insurance or disability benefits) relating to the Stations), which plans are set forth in Section 3.14 of the Disclosure Schedule. To the Company's Knowledge and except as set forth in Section 3.14 of the Disclosure Schedule, all such Employee Benefit Plans are in compliance with the terms of the applicable plan and the requirements prescribed by applicable law currently in effect with respect thereto (including Sections 4980B and 5000 of the Code) and, to the Company's Knowledge, Gannett has performed in all material respects all obligations required to be performed by it under, and is not in default under or in violation of, any of the terms of such Employee Benefit Plans where any such noncompliance, nonperformance, default or violation would, individually or in the aggregate, be reasonably expected to result in liability in excess of Twenty-Five Thousand Dollars ($25,000). To the Company's Knowledge, Gannett has no post-retirement welfare obligations with respect to the Business. To the Company's Knowledge, Gannett has not incurred, and, to the Company's Knowledge, no event, transaction or condition has occurred or exists which is reasonably expected to result in the occurrence of any liability to the Pension Benefit Guaranty Corporation (other than contributions to the plan and premiums to the Pension Benefit Guaranty Corporation which, in either event, are not in default) or any "withdrawal liability" within the meaning of Section 4201 of ERISA, or any other liability pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, in any such case relating to any Employee Benefit Plan or any pension plan maintained by any company that during the last five years was or currently would be treated as a single employer with the Company or Gannett, as the case may be, under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"), where individually or in the aggregate, in any of such events, any such liability would be in excess of Twenty-Five Thousand Dollars ($25,000). To the Company's Knowledge, except as set forth in
Section 3.14 of the Disclosure Schedule and except for such matters that would not, individually or in the aggregate, reasonably be expected to result in liability in excess of Twenty-Five Thousand Dollars ($25,000), each Employee Benefit Plan relating to the Stations intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter that such plan is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code and, to the Company's Knowledge, is so qualified, and no such Employee Benefit Plan holds employer securities. To the Company's Knowledge and except as set forth in Section 3.14 of the Disclosure Schedule, neither Gannett nor any ERISA Affiliate has ever made or been obligated to make, or reimbursed or been obligated to reimburse another employer for, contributions to any multiemployer plan (as defined in ERISA Section 3(37)). To the Company's Knowledge and except as set forth in
Section 3.14 of the Disclosure Schedule, the Employee Benefit Plans are not presently under audit or examination (and have not received notice of a potential audit or examination) by any governmental authority, and no matters are pending with respect to the Qualified Plan under any governmental compliance programs. To the Company's Knowledge, with respect to each Employee Benefit Plan of the Stations, there have been no violations of Code Section 4975 or ERISA Sections 404 or 406 as to which successful claims would, individually or in the aggregate, result in liability in excess of Twenty-Five Thousand Dollars ($25,000) for Gannett, the

Company or any Person required to be indemnified by either of them. To the Company's Knowledge, except as set forth in Section 3.14 of the Disclosure Schedule, and except as expressly provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Business to severance pay, unemployment compensation or other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer. To the Company's Knowledge, there are no pending or threatened or anticipated claims by or on behalf of any Employee Benefit Plan relating to the Stations, by any employee or beneficiary covered under any such plan, or otherwise involving any such plan (other than routine claims for benefits) where any such pending, threatened or anticipated claims would, individually or in the aggregate, reasonably be expected to result in liability in excess of Twenty-Five Thousand Dollars ($25,000). The Twenty-Five Thousand Dollars ($25,000) liability threshold in this Section 3.14 is intended to apply only to this Section 3.14, and is in no way intended to be used in defining materiality anywhere in this Agreement.

     3.15 LABOR RELATIONS.

                  To the Company's Knowledge, Section 3.15 of the Disclosure Schedule sets forth a list of all labor organizations recognized as representing the employees of the Business. Complete and accurate copies of all collective bargaining agreements and other labor union contracts relating to employees of the Stations and any such labor organizations have been delivered or made available to Purchaser. Except as disclosed in Section 3.8 or Section 3.15 of the Disclosure Schedule, (a) to the Company's Knowledge, there are no collective bargaining agreements or other labor union contracts applicable to employees of the Business, (b) to the Company's Knowledge, there are no strikes, slowdowns or work stoppages pending or, to the Company's Knowledge, threatened between Gannett and any employees of the Business, and Gannett has not experienced any such strike, slowdown, or work stoppage within the past two (2) years, in each case, as of the date of the Gannett Purchase Agreement, (c) to the Company's Knowledge, there are no pending or threatened grievance or arbitration
proceedings  arising  under  any  collective   bargaining  agreements  or  labor
contracts affecting any employees of the Business, (d) to the Company's Knowledge, there are no unfair labor practice complaints pending or, to the Company's Knowledge, threatened against the Business relating to employees of the Business before the National Labor Relations Board or any other Governmental Authority or, to the Company's Knowledge, any current union representation questions involving employees of the Business, (e) to the Company's Knowledge, Gannett is in compliance in all material respects with its obligations under all Laws and Governmental Orders governing its employment practices with respect to employees of the Business, including, without limitation, provisions relating to wages, hours and equal opportunity, employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, (f) to the Company's Knowledge, all Persons classified by Gannett as independent contractors with respect to the Business do satisfy the requirements of law to be so classified, and, to the Company's Knowledge, Gannett has fully and accurately reported their compensation on IRS Forms 1099 when required to do so, and (g) to the Company's Knowledge, there is no charge or compliance proceeding actually pending or, to the Company's Knowledge, threatened against the Company or Gannett with respect to employees of the Business before the Equal Employment Opportunity Commission or any state, local, or foreign agency responsible for the prevention of unlawful employment practices.

          3.16 INTELLECTUAL PROPERTY.

                  To the  Company's  Knowledge,  Section 3.16 of the  Disclosure
Schedule includes a complete list of all call letters of the Stations (the "CALL LETTERS"). Except as disclosed in Section 3.16 of the Disclosure Schedule, to the Company's Knowledge, (a) the rights of Gannett, and immediately prior to the Transfer Date, the Company, in or to the Call Letters and, to the Company's Knowledge, the other Intellectual Property do not conflict with or infringe on the rights of any other Person, (b) the Company has not and, to the Company's Knowledge, Gannett has not, received any claim from any Person that the rights of Gannett or the Company in or to the Intellectual Property conflict with or infringe on the rights of any other Person and, to the Company's Knowledge, no such claim is threatened, (c) to the Company's Knowledge, Gannett owns (free and clear of any Encumbrances other than Permitted Exceptions), is licensed or otherwise has the right to use all Intellectual Property necessary for the conduct of the Business as currently conducted by Gannett (free and clear of any Encumbrances other than Permitted Exceptions), except where the failure to have such rights would not reasonably be expected to impair the operations of the Business in any material respect and (d) to the Company's Knowledge, no other Person is infringing or diluting the rights of Gannett with respect to the Intellectual Property.

          3.17 TAXES.

                  Except as disclosed in Section 3.17 of the Disclosure Schedule and except relating exclusively to the Gannett Maine Media Business, to the Company's Knowledge (a) all material Tax Returns required to be filed by Gannett (or to the extent required to be filed by the Company) relating to the Business have been timely filed and all such Tax Returns are correct and complete in all material respects; (b) all Taxes required to be paid by Gannett (or to the extent required to be paid by the Company) relating to the Business, whether or not shown as due on such Tax Returns, have been timely paid other than such Taxes, if any, as are described in Section 3.17 of the Disclosure Schedule and are being contested in good faith; (c) there is no action, suit, proceeding, investigation, audit or claim pending or, to the Company's Knowledge, threatened with respect to Taxes of Gannett or the Company relating to the Stations or for which Gannett or the Company may be liable, and no adjustment relating to such Taxes of Gannett or the Company relating to the Stations has been proposed in writing by any Tax authority and remains unresolved; (d) there are, and immediately prior to the Transfer Date there will be, no Tax liens on any of the assets of the Business (other than liens for Taxes that are not yet due and payable); and (e) all Taxes that the Business is required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Tax authority.

     3.18 COMMISSIONS.

                  There is no broker or finder or other Person who has any valid claim against the Company, Purchaser, or any of their respective Affiliates or any of their respective assets for a commission, finders' fee, brokerage fee or other similar fee in connection with this Agreement, or the transactions contemplated hereby, by virtue of any actions taken by on or behalf of the Company, its stockholders or the Company's officers, employees or agents.

     3.19 AFFILIATE TRANSACTIONS.

                  Except as set forth in Section 3.19 of the Disclosure Schedule or as expressly otherwise provided or permitted in this Agreement, to the Company's Knowledge, since December 27, 1997, Gannett has not engaged in any transaction with any Affiliate thereof that was material to the Business, and, to the Company's Knowledge, Gannett is not a party to any material agreements or arrangements relating to the Stations with any Affiliates that will continue in effect after the Transfer Date for the Purchaser that are not immediately terminable by the Purchaser without payment of any penalty or premium.

     3.20 GANNETT PURCHASE AGREEMENT.

                  The Company and its Affiliates have not waived any of their rights or conditions under the Gannett Purchase Agreement related to the Stations. Neither the Company nor Gannett is in material breach of, and has not defaulted under, any of the terms of the Gannett Purchase Agreement. The Gannett Purchase Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy and similar laws affecting the rights of creditors generally and to general principles of equity (whether applied at law or equity). The Company is not and, to Company's Knowledge, Gannett is not, subject to any judgment, award, order, writ, injunction, arbitration decision or decree which prohibits the performance of the Gannett Purchase Agreement or the consummation of any transaction contemplated under the Gannett Purchase Agreement. There is no Action (a) pending or, to the Company's Knowledge, threatened against or affecting the Company or (b) to the Company's

Knowledge, pending or threatened against or affecting Gannett in any federal, state or local court, or before any Governmental Authority or arbitrator that would adversely affect the ability of the Company or Gannett to consummate, or that would prohibit, the transactions contemplated under the Gannett Purchase Agreement related to the Stations.

     3.21 ACCURACY AND COMPLETENESS OF REPRESENTATIONS AND WARRANTIES.

                  No  representation  or  warranty  made by the  Company in this
Article 3, to the Company's Knowledge, contains any untrue statement of a material fact or omits a material fact necessary in order to make the representation or warranty not misleading.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser represents and warrants to the Company as follows:

     4.1 ORGANIZATION AND STANDING.

                  Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business.

     4.2 BINDING AGREEMENT.

                  Purchaser has all requisite corporate power and authority to enter into this Agreement, to execute and deliver this Agreement and the other Transaction Documents, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by Purchaser and the consummation by Purchaser of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate and stockholder action on the part of Purchaser. This Agreement has been and, on the Non-License

Transfer Date and the Closing Date, the other Transaction Documents will be, duly executed and delivered on behalf of Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to applicable bankruptcy and similar laws affecting the rights of creditors generally and to general principles of equity (whether applied at law or equity).

     4.3 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS.

                  The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents do not and will not (a) violate, conflict with or result in the breach or default of any provision of the certificate or articles of incorporation or by-laws of Purchaser, (b) materially conflict with or materially violate any material Law or material Governmental Order applicable to Purchaser or any of its properties or assets, (c) except for
(i) the notification requirements of the HSR Act, (ii) such filings with, and orders of, the FCC as may be required under the Communications Act and the FCC's rules and regulations in connection with this Agreement and the transactions contemplated hereby as provided for in Section 4.7 hereof (including Section 4.7 of the Disclosure Schedule) or otherwise hereunder, and (iii) such matters that would not reasonably be expected to materially impair or delay the consummation of the transactions contemplated hereby, require any consent, approval, authorization or other order of, action by, registration or filing with or declaration or notification to any Governmental Authority or any other Person or
(d) except for such matters that would not reasonably be expected to materially impair or delay the consummation of the transaction contemplated hereby, conflict with, result in any violation or breach of, constitute a default (or event which with the giving of notice, or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Purchaser's assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license or permit, or franchise to which Purchaser is a party or by which its assets are bound.

     4.4 LITIGATION.

                  Except as described in Section 4.4 of the Disclosure Schedule, there are no Actions pending or, to Purchaser's knowledge, threatened to be brought by or before any Governmental Authority, against Purchaser or any of its Affiliates that (a) seek to question, delay or prevent the consummation of the transactions contemplated hereby or (b) would reasonably be expected to affect adversely the ability of Purchaser to fulfill its obligations hereunder, including without limitation, Purchaser's obligations under Articles 1 and 2 hereof.

          4.5 COMMISSIONS.

                  There is no broker or finder or other Person who has any valid claim against the Company, Purchaser, any of their respective Affiliates or any of their respective assets for a commission, finders' fee, brokerage fee or other similar fee in connection with this Agreement, or the transactions contemplated hereby, by virtue of any actions taken by on or behalf of Purchaser, or its officers, employees or agents.

          4.6 FINANCING.

                  Purchaser will at the Non-License Transfer and the Closing have sufficient funds to pay the amounts of the Purchase Price payable at the Non-License Transfer and the Closing pursuant to this Agreement and otherwise to satisfy its obligations hereunder.

          4.7 PURCHASER'S QUALIFICATION.

                  Except as set forth in Section 4.7 of the Disclosure Schedule,
(a) Purchaser does not know of any fact or circumstance that could reasonably be expected to result in a finding by the FCC that Purchaser is not qualified legally, financially or otherwise to be the licensee of the Stations as its operations are now being conducted and (b) except for the FCC's Duopoly Rule, a waiver of which will be requested by Purchaser (or Purchaser shall be restructured to comply with), Purchaser does not know of any policy, rule, regulation or ruling of the FCC that could reasonably be expected to be violated by the acquisition of the Stations by Purchaser.

          4.8 ACCURACY AND COMPLETENESS OF REPRESENTATIONS AND WARRANTIES.

                  No  representation  or  warranty  made  by  Purchaser  in this
Article 4, to the Purchaser's Knowledge, contains any untrue statement of a material fact or omits a material fact necessary in order to make the representation or warranty not misleading.

ARTICLE 5. COVENANTS AND AGREEMENTS.

          5.1 CONDUCT OF THE BUSINESS PRIOR TO CLOSING; ACCESS.

          The Company covenants as follows:

                  (a) Between the date hereof and the Closing, except as contemplated by this Agreement or as described in Section 5.1 of the Disclosure Schedule, or except with the written consent of Purchaser (which consent shall not be unreasonably withheld), the Company will (or will cause Gannett to the extent possible under the Gannett Purchase Agreement) operate the Business in the ordinary course of business consistent with past practice and shall use commercially reasonable efforts to (i) preserve intact the Business and preserve the Business's relationships with customers, suppliers, licensees, licensors, the networks with whom the Stations are affiliated and others having business dealings with the Stations; (ii) maintain the Business's inventory of supplies, parts and other materials and keep its books of account, records and files, in each case in the ordinary course of business consistent with past practice;
(iii) maintain the material items of Real Property, Leased Property and Equipment substantially in their present condition, ordinary wear and tear excepted; (iv) pay or discharge all cash and barter obligations in the ordinary course of business; (v) bring current as of the day immediately preceding the Transfer Date all payments due and payable under Program Contracts in accordance with their terms as in effect on the date hereof (with respect to Program Contracts existing as of the date hereof) or on the date originally entered into (with respect to Program Contracts entered into after the date hereof); and (vi) maintain its corporate existence.

                  (b) Without limiting the generality of Section 5.1(a), between the date hereof and the Closing, except as contemplated by this Agreement or as described in Section 5.1 of the Disclosure Schedule, or except with the written consent of Purchaser (which consent shall not be unreasonably withheld, except in the case of any consent relating to the entering into of any Program Contract providing for payments in excess of Thirty Thousand Dollars ($30,000) or having a term greater than one (1) year (other than any Program Contract that will be fully satisfied, discharged and performed prior to the Closing), in which case Purchaser may grant or withhold its consent in Purchaser's absolute discretion (and the parties hereto further agree that no such consent unreasonably withheld shall be taken into account in any determination of whether a Material Adverse Effect has occurred), and any consent shall be deemed given unless withheld in writing no later than three (3) Business Days after Purchaser's receipt of a written request for such consent), the Company will not (and, to the extent provided for in the Gannett Purchase Agreement, will cause Gannett not to, to the extent possible under the Gannett Purchase Agreement) with respect to the
Business:

                      (i) create, assume or subject any of the assets of the Business to any Encumbrance, other than Permitted Exceptions and Encumbrances that will be released at or prior to the Non-License Transfer and the Closing;

                      (ii) make any material changes in the operations of the Business;

                      (iii) other than, in each case, in the ordinary course of business consistent with past practice, sell, transfer, lease, sublease, license or otherwise dispose of any material assets of the Business, other than the sale of obsolete Equipment that has been or is replaced with Equipment of like kind;

                      (iv) (A) grant any increase, or announce any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable to any of the officers or key employees of the Business, including, without limitation, any increase or change pursuant to any Employee Benefit Plan, or (B) establish or increase or promise to increase or accelerate the payment or vesting of any benefits under any Employee Benefit Plan with respect to officers or employees of the Business, in the case of either (A) or
(B) except (I) as required by Law, (II) that involve only increases consistent with the past practices of the Company or Gannett (or as otherwise required or allowed under the Gannett Purchase Agreement, as the case may be, but in no event more than five percent (5%), (III) as required under any existing agreement or arrangement, (IV) that involve increases related to promotions to the extent such increases result in the compensation and benefits of the relevant employee being consistent with the compensation and benefits provided to the holder of such position in the past or (V) that relate to the supplemental executive retirement plans identified in Section 3.14 of the Disclosure Schedule;

                      (v) make any change in any method of accounting or accounting practice or policy used by the Company or Gannett in respect of the Business, other than as required by law or under GAAP;

                      (vi) fail to maintain in full force and effect all of its existing casualty, liability or other insurance relating to the Stations through the Non-License Transfer and the Closing in amounts at least equal to those in effect on the date hereof;

                      (vii) (A) amend the payment terms of any Program Contract to provide that payments that would otherwise be made prior to the Non-License Transfer or the Closing are made after the Non-License Transfer or the Closing or (B) acquire, enter into, modify, change or extend the term of (x) any Program Contract providing for payments in excess of Ten Thousand Dollars ($10,000) or with a term greater than one year or (y) Program Contracts not subject to clause
(x) that in the aggregate provide for payments in excess of Two Hundred Thousand Dollars ($200,000);

                      (viii) acquire, enter into, modify, change or extend the term of any Material Contract, provided that this clause (viii) will not apply to the acquisition or entering into of any new Material Contract not otherwise subject to clauses (i) to (vii) or clauses (ix) to (xv) of this Section 5.1(b) with respect to which all Liabilities of the Company thereunder relating to the Stations will be fully satisfied, discharged and performed prior to the Transfer Date with no adverse effect on Purchaser;

                      (ix) compromise, settle, grant any waiver or release relating to, or otherwise adjust, any material Action, material Liabilities or any other material claims or material rights relating to the Stations;

                      (x) enter into any new agreement, contract, commitment or arrangement with any Affiliate of the Company that will be binding upon Purchaser, the Assets or the Stations after the Non-License Transfer or the Closing Date;

                      (xi) apply to the FCC for any construction permit that would adversely affect the Stations present operations, or make any material change in the Stations buildings, leasehold improvements, or fixtures;

                      (xii) except with respect to promotion during ratings sweep periods (which shall not be subject to this clause (xii)), enter into any trade, barter or similar agreements (other than Program Contracts) for the sale of advertising time that would be binding on the Stations or Purchaser after the Non-License Transfer or the Closing for any property or services in lieu of or in addition to cash that requires the provision of broadcast time having a value that exceeds Ten Thousand Dollars ($10,000) in any individual agreement or Two Hundred Thousand Dollars ($200,000) in the aggregate;

                      (xiii) take any action, or refrain from taking any action, that would constitute a material breach of, constitute a default (or event which with the giving of notice, or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any Material Contract;

                      (xiv) enter into or renew any time sales agreement except in the ordinary course of business for a term not exceeding twelve (12) months; or

                      (xv) enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

                  (c) Pending the Non-License Transfer and the Closing, the Company shall:

                      (i) to the extent allowed by Gannett under the Gannett Purchase Agreement or otherwise, give to Purchaser and its representatives reasonable access during normal business hours to all of the employees, properties, books and records of Gannett or the Company that relate to the Stations and, to the extent available from, or allowed by, Gannett pursuant to the Gannett Purchase Agreement or otherwise, furnish Purchaser and its representatives with such information concerning the Stations as Purchaser may reasonably require, including such access and cooperation as may be necessary to allow Purchaser and its representatives to interview the employees, to examine the books and records of the Stations, and to inspect the Real Property and Equipment (which right of access shall not be exercised in any way which would unreasonably interfere with the normal operations, business or activities of the Stations);

                      (ii) to the extent allowed by Gannett under the Gannett Purchase Agreement or otherwise, cooperate in all reasonable respects with Purchaser's request to conduct an audit of the financial information of the Stations as Purchaser may reasonably determine is necessary to satisfy Purchaser's senior lenders and Purchaser's public company reporting requirements pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 including, without limitation, (A) using commercially reasonable efforts to obtain the consent of the auditors of Gannett and/or the Company to permit Purchaser and Purchaser's auditors to have access to such auditors' work papers,
(B) consenting to such access by Purchaser and (C) using commercially reasonable efforts to cause Gannett to execute and deliver to Purchaser's independent auditors such customary management representation letters as the auditors may require as a condition to such auditors ability to deliver an unqualified report upon the audited financial statements of the Stations;

                      (iii) to the extent provided by Gannett pursuant to the Gannett Purchase Agreement or otherwise, furnish to Purchaser within twenty (20) days after the end of each month ending between the date of this Agreement and the Transfer Date an unaudited statement of income and expense and a balance sheet for the Stations for the month just ended; and

                      (iv) to the extent provided by Gannett pursuant to the Gannett Purchase Agreement or otherwise, from time to time, furnish to Purchaser such additional information (financial or otherwise) concerning the Stations as Purchaser may reasonably request (which right to request information shall not be exercised in any way which would unreasonably interfere with the normal operations, business or activities of the Stations).

                  (d) The Company will deliver to Purchaser, within ten (10) Business Days after delivery or receipt, copies of any reports, applications or communications to or from the FCC or its staff related to the Stations which are delivered or received between the date of the Gannett Purchase Agreement and the Transfer Date.

               5.2 POST-CLOSING COVENANTS AND AGREEMENT, AND OTHER EMPLOYEE BENEFIT MATTERS.

                  (a) Purchaser shall at all reasonable times after reasonable notice to Purchaser from and after the Transfer Date, make available without cost, for inspection and/or copying by the Company and any Person that was a stockholder of Gannett during any of the tax years (or portions thereof) immediately preceding the closing under the Gannett Purchase Agreement for which the relevant statute of limitations (including any waiver thereof) has not expired, or their respective representatives, the books and records of the Business transferred to Purchaser from the Company at the Non-License Transfer or the Closing, as the case may be. Such books and records shall be preserved by Purchaser until the later of the closing by tax audit of, or the expiration of the relevant statute of limitations (including any waiver thereof) with respect to, all open tax periods of Gannett and such stockholders prior to and including the time immediately prior to the Transfer Date. After the period set forth above, Purchaser may destroy the books and records in its possession unless, before expiration of such notice period the Company objects in writing to the destruction of any or all of such books and records, in which case, such books and records shall be delivered to the Company. Notwithstanding the foregoing, Purchaser shall continue to preserve and, at all reasonable times after the Transfer Date, to make available without cost, for inspection and/or copying by any Person that was a trustee or other fiduciary under the Employee Benefit Plans identified in Section 5.2 of the Disclosure Schedule, the books and records of such Employee Benefit Plan transferred to Purchaser from the Company at the Non-License Transfer or the Closing, as the case may be, and the books and records of the Business relating thereto.

                  (b) At least five (5) Business Days prior to the Transfer Date, the Company shall provide to Purchaser a true and complete list of the names, titles and annual compensation of each of the employees (including inactive employees) of the Stations. Effective as of the Transfer Date, except for such employees of the Stations which are retained by the Company pursuant to the terms of the Time Brokerage Agreement who shall be offered employment by Purchaser as of the Closing Date, and the employees identified in Section 5.2(b) of the Disclosure Schedule (the "EXCLUDED EMPLOYEES"), Purchaser shall offer employment to all then employees of the Stations, on such terms and conditions as Purchaser shall establish (except that base cash compensation shall be comparable to their existing base cash compensation), subject to the terms of any collective bargaining agreement assumed by Purchaser under Section 5.2(e) and any employment agreements with specific Business Employees, and shall assume responsibility for all inactive employees of the Stations, subject to the terms of this Section 5.2 and the collective bargaining agreements assumed by Purchaser under Section 5.2(e); provided, however, that any employee of the Stations who is not actively employed on the Transfer Date shall be offered employment by Purchaser following the end of any inactive period (whether on account of leave, layoff, injury or disability) but only to the extent that the Company would have been obligated to offer active employment to such person upon the end of such inactive period under the Gannett Purchase Agreement. Notwithstanding the foregoing, Purchaser shall not have any obligation to offer employment to any employees of the Corporate Office ("CORPORATE OFFICE EMPLOYEES"), as described in Section 5.2(b) of the Disclosure Schedule. Nothing in this Section 5.2(b) is intended to limit the ability of Purchaser to terminate the employment of any employee after the Transfer Date.

                  (c) Subject to applicable law and the terms of any collective bargaining agreement assumed pursuant to this Agreement, if any, Purchaser shall establish and maintain for a period of one (1) year after the Transfer Date or the term of their employment by Purchaser, whichever is less, for employees of the Stations as of the Transfer Date, benefits that, in the aggregate, are no less favorable than the benefits maintained by the Purchaser for similarly situated employees of Purchaser, provided that the foregoing will not prohibit or in any manner restrict Purchaser from terminating or changing the individual terms of employment of any Business Employee or require Purchaser to maintain any specific benefits or Employee Benefit Plans. Purchaser shall give employees of the Stations as of the Transfer Date and former and inactive Business Employees credit for their service with the Company and Gannett or any of their Subsidiaries prior to the Transfer Date, to the same extent that such service would have been credited by Purchaser (if they had been employed by Purchaser for such period of service), for all purposes under all employee benefit plans or arrangements maintained by Purchaser for current, former and inactive Business Employees (including any waiting periods). In addition, Purchaser shall, if applicable, (i) cause any pre-existing condition limitation to be waived and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to current, former and inactive Business Employees with respect to similar plans maintained by the Company or Gannett prior to the Transfer Date.

                  (d) Purchaser will assume and indemnify and hold harmless the Company Indemnified Parties against all Liabilities with respect to severance benefits arising in connection with or following the Transfer Date pursuant to the agreements set forth in Sections 3.14.1 and 3.14.2 of the Disclosure Schedule (subject to the right of recovery set forth in Section 5.9), or pursuant to any collective bargaining agreement or other agreements with Business Employees assumed either pursuant to this Agreement or by operation of law. With respect to all current and inactive Business Employees immediately prior to the Transfer Date not covered by the agreements referenced in the immediately preceding sentence, (i) for a period ending not less than one year after the Transfer Date, Purchaser will provide such Business Employees with the same severance benefits as Purchaser provides for similarly situated employees of Purchaser (which benefits, as of the date hereof, are described in Section 5.2(d) of the Disclosure Schedule) and (ii) Purchaser will assume and indemnify and hold harmless the Company Indemnified Parties against all Liabilities with respect to severance benefits of Purchaser arising in connection with or following the Transfer Date.

                  (e) From and after the Transfer Date, Purchaser shall assume all of the collective bargaining agreements and labor union contracts described in Section 5.2(e) of the Disclosure Schedule (including, without limitation, pursuant to the specified provisions of the collective bargaining agreements set forth in Section 5.2(e) of the Disclosure Schedule) with respect to any Business Employees existing immediately prior to the Transfer Date.

                  (f) From and after the Transfer Date, Purchaser shall assume responsibilities of all Employee Benefits Plans described in Section 5.2(f) of the Disclosure Schedule that provide post-retirement life insurance or health, or short-term or long-term disability benefits and be responsible for any benefits under such Employee Benefit Plans (i) to which any current, former or inactive Business Employee, or a beneficiary or dependent of any current, former or inactive Business Employee ("BENEFICIARY"), has already become entitled, or
(ii) to which any current, former or inactive Business Employee has already become qualified by reason of age and years of service as of the Transfer Date, to the extent such persons are identified in Section 5.2(f) of the Disclosure Schedule (which section shall be updated, if necessary, at the Non-License Transfer or the Closing, as applicable). From and after the Transfer Date, Purchaser shall also pay to the Business Employees listed in Section 5.2(f) of the Disclosure Schedule the supplemental retirement benefits provided under the applicable Gannett supplemental retirement plan.

                  (g) From and after the Transfer Date, Purchaser shall assume and be responsible for any workers' compensation benefits payable to a Business Employee, Beneficiary or dependent of a Business Employee on or after the Transfer Date, including any such benefits that are attributable to any injury or illness that occurred or existed prior to the Transfer Date to the extent not covered by the Company's workers' compensation insurance policy.

                  (h) For a period of ninety (90) days after the Transfer Date, Purchaser shall not implement any employment terminations, layoffs or hours reductions or take any other action which could result in a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") or similar events under applicable state law, affecting in whole or in part any facility, site of employment or operating unit, or any employee employed by the Stations, or which could require either Purchaser or the Company to give notice or take any other action required by WARN or applicable state law.

                  (i) From and after the Transfer Date, Purchaser shall assume the Company's and Gannett's obligations and liabilities with respect to COBRA continuation coverage under Section 4980B of the Code and Section 601 of ERISA ("CONTINUATION COVERAGE") with respect to Business Employees and shall provide Continuation Coverage to the Business Employees under Purchaser's health and medical plans (A) with respect to any Business Employees who remain employed with either the Company or Gannett through the Transfer Date, for a period of eighteen (18) months after the Transfer Date or, if earlier, until becoming eligible for comparable coverage from another employer and (B) with respect to any Business Employees whose employment shall have terminated prior to the Transfer Date, for remainder of the period with respect to which Continuation Coverage would otherwise have been available to them had the Company or Gannett, as the case may be, continued to maintain a group health plan; provided, that consistent with the Continuation Coverage, Purchaser shall have the right to charge each Business Employee for such Business Employee's portion of any Continuation Coverage.

               5.3 COOPERATION.

                  Following the execution of this Agreement, Purchaser and the Company agree as follows:

                  (a) The  parties  and their  Affiliates  shall  each use their reasonable efforts, and shall cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions with respect to, any filings (other than filings with the FCC, which are provided for in clause (b) below), applications, requests, or actions which are or may be necessary to obtain the consents, approvals, authorizations or other orders of any Governmental Authority which are or may be necessary in order to accomplish the transactions contemplated by this Agreement; and, without limiting the generality of the
foregoing,   the  parties  and  their  Affiliates  shall  use
their respective reasonable efforts to prepare and file as promptly as practicable, but in any event no later than five (5) Business Days after the date hereof (unless the Company designates in writing that the filing shall be delayed to a date no later than the first (1st) Business Day after the Diligence Termination Deadline), all of the information called for in the Notification and Report Form required under the HSR Act and to prepare and file any supplemental information, also in a timely fashion, which may be required by the United States Department of Justice or the Federal Trade Commission pursuant to such Notification and Report Form Filings, and otherwise to use their respective reasonable efforts to obtain the requisite clearances.

                  (b) The parties and their Affiliates shall cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions with respect to filings with the FCC related to the transactions contemplated by this Agreement, including, without limitation, preparation of an application for the assignment of all of the FCC Licenses to Purchaser and any filings by Purchaser requesting temporary waivers for no more than nine (9) months of the FCC's applicable ownership rules necessary to permit the parties to consummate the transactions contemplated by this Agreement. As promptly as practicable, but in any event not later than ten (10) Business Days after the Diligence Termination Deadline, the Company and Purchaser shall jointly file the application with the FCC requesting the FCC Consent, including, without limitation, requesting, consenting to, and taking and otherwise seeking any action in connection with a conditional waiver of the FCC's Duopoly Rule. The Company and Purchaser shall use their respective reasonable best efforts, diligently take all necessary and proper actions and provide any additional information requested by the FCC in order to obtain promptly the FCC Consent. Notwithstanding the foregoing or any other provision of this Agreement, neither Purchaser nor its officers, directors or Affiliates shall request a permanent waiver of the FCC's applicable ownership rules or request, consent to, take or otherwise seek or pursue any action that is inconsistent with the transactions contemplated by this Agreement or that reasonably could be expected to materially impede or materially delay the FCC Consent or otherwise materially impede or materially delay the consummation of the transactions contemplated by this Agreement; and the receipt of any permanent waiver of the foregoing FCC rules shall not be a condition to the obligation of Purchaser to consummate the transactions contemplated hereby. Neither Purchaser nor any of its officers, directors or Affiliates will take any action that would result in any change in the matters set forth in Section 4.7 hereof that would reasonably be expected to materially delay or otherwise materially impair Purchaser's ability to consummate the transactions contemplated hereby. After the date hereof, Purchaser or its Affiliates may enter into transactions that implicate the FCC multiple ownership rules so long as such transactions would not reasonably be expected to materially impede or materially delay the Closing

                  (c) (i) If Purchaser (or its Affiliates) or the Company receives an administrative or other order or notification relating to any violation or claimed violation of the rules and regulations of the FCC, or of any Governmental Authority, that could affect Purchaser's or the Company's ability to consummate the transactions contemplated hereby, or (ii) should Purchaser (or its Affiliates) become aware of any fact (including any change in law or regulations (or any interpretation thereof by the FCC)) relating to the qualifications of Purchaser (and its controlling persons) that reasonably could be expected to cause the FCC to withhold the FCC Consent, Purchaser (in the case of clauses (i) and (ii)) or the Company (in the case of clause (i)) shall promptly notify the other party or parties thereof and shall use its reasonable best efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by this Agreement; and no such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

                  (d) The parties shall each use their reasonable best efforts to obtain as promptly as reasonably practical all consents that may be required in connection with the assignment to the Purchaser at the Non-License Transfer and the Closing, as applicable, of all the Company's right, title and interest in and to all Material Contracts as such are acquired by the Company pursuant to the Gannett Purchase Agreement and all other agreements of the Business to which the Company or Gannett is a party, provided that (i) neither the Company nor Purchaser shall be required to make any payment to any party to any such Material Contract or other agreement in order to obtain any such consent (except the Company agrees to pay any amounts outstanding as of the Transfer Date under any such Material Program Contracts as provided for in Section 5.1(a)(v).

                  (e) To the extent that there are third-party insurance policies maintained by Gannett covering any Claims or Damages relating to the assets, business, operations, conduct and employees (including, without limitation, former employees) of the Business arising out of or relating to occurrences prior to the Transfer Date, the Company shall use all reasonable efforts to cause Purchaser to be named as an additional insured with respect to such policies.

                  (f) Subject to the terms and conditions of this Agreement, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Non-License Transfer and the Closing and the other transactions contemplated hereby as soon as practicable.

               5.4 CONFIDENTIALITY.

                  (a) The terms of the Confidentiality Agreement by and between Purchaser and the Company are herewith incorporated by reference and shall continue in full force and effect as between Purchaser and the Company at all times prior to the Transfer Date, and shall remain in effect as between Purchaser and the Company in accordance with its terms even if this Agreement is terminated.

                  (b) Before and after the Transfer Date, each of the parties shall maintain the confidentiality of the financial and tax information of the Persons other than the Company in the possession of the Company under terms similar to those set forth in the Confidentiality Agreement by and between Purchaser and the Company with respect to "Evaluation Material" as though such terms continued after the Transfer Date.

               5.5 PUBLIC ANNOUNCEMENTS.

                  Except as otherwise required by law or the rules of any stock exchange, the form and substance of the initial public announcement of this Agreement and the transactions contemplated hereby, and the time of such announcement, shall be approved in advance by the parties and the parties shall not issue any other report, statement or press release or otherwise make any public announcement with respect to this Agreement and the transactions contemplated hereby without prior consultation in good faith with the other party hereto; provided, however, no public announcement shall be made prior to the Diligence Termination Deadline.

               5.6 NO SOLICITATION.

                  The Company shall not, and shall cause its officers, directors, representatives, affiliates and associates not to, (a) initiate contact with, solicit, encourage or respond to any inquiries or proposals by, or
(b) enter into any discussions or negotiations with, or disclose, directly or indirectly, any information concerning, the Business, the Assets or the Stations, or afford any access to the Company's or Gannett's properties, books and records to any Person in connection with any possible proposal for the acquisition (directly or indirectly, whether by purchase, merger, consolidation or otherwise) of all or substantially all of the Business, the Assets or the Stations. The Company agrees to terminate immediately any such discussions or negotiations.

               5.7 EMPLOYEES.

                  From and after the date hereof to the first anniversary of the Transfer Date, neither the Company, nor any of its Affiliates shall solicit or offer employment to or hire or employ or otherwise compensate any employee or former employee (who is an employee of a Station as of the date hereof) of the Stations (including any individual who may become employed during the one (1) year period following the Transfer Date) at any other location; provided, however, that the foregoing shall not apply to the Excluded Employees, or to any employee of a Station who is terminated by Purchaser without cause after the Transfer Date.

               5.8 NO ADDITIONAL REPRESENTATIONS.

                  Purchaser acknowledges that it and its representatives have been permitted access to books and records, facilities, equipment, tax returns, contracts and agreements, insurance policies (or summaries thereof), and other properties and assets of the Stations and that they and their representatives have had an opportunity to meet with the officers and employees of the Company to discuss the Stations and the Business, properties and assets. PURCHASER ACKNOWLEDGES THAT NEITHER THE COMPANY NOR ANY OTHER PERSON HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING THE STATION OR THE BUSINESS FURNISHED OR MADE AVAILABLE TO PURCHASER AND ITS REPRESENTATIVES EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

               5.9 CERTAIN PAYMENTS.

                  (a) Pursuant to the terms of the Gannett Purchase Agreement, the Company has certain rights and obligations with respect to the Severance Agreements listed in Sections 3.14.1 and 3.14.2 of the Disclosure Schedule of the Gannett Purchase Agreement, which Severance Agreements include those listed in Sections 3.14.1 and 3.14.2 of the Disclosure Schedule hereto (the "STC SCHEDULED SEVERANCE AGREEMENTS"). Promptly, but in no event later than five (5) Business Days prior to any payment due under the STC Scheduled Severance Agreements to any employee of the Stations terminated by Purchaser prior to ninety (90) days after the closing date under the Gannett Purchase Agreement, Purchaser shall notify the Company of the amount to be paid to such employee, and the Company shall make the payment to such terminated employee as provided by the STC Scheduled Severance Agreements (a "STC SEVERANCE PAYMENT"); provided that the maximum amount that the Company shall be required to pay for all Business Employees as defined hereunder pursuant to this Section 5.9, after reimbursement from the Purchaser in the succeeding sentence, shall be the greater of (i) Two

Hundred Twenty Two Thousand Ninety-Seven Dollars ($222,097.00), or (ii) Eight Hundred Fifty Thousand Dollars ($850,000.00) minus all amounts reimbursed by Gannett to the Company pursuant to Section 5.8(a) of the Gannett Purchase Agreement for all the Gannett Television Stations other than the Stations. Within five (5) Business Days after the Company makes an STC Severance Payment, Purchaser shall reimburse the Company for fifty percent (50%) of the amount of such payment. In addition to any reimbursement by Purchaser under this Section 5.9, to the extent provided by Section 5.8(a) of the Gannett Purchase Agreement, the Company will be entitled to reimbursement as provided by the Gannett Purchase Agreement, and nothing in this Agreement or the Gannett Purchase Agreement shall be construed to give Purchaser any right of recovery to Purchaser pursuant to Section 5.8(a) of the Gannett Purchase Agreement.

         (b) Pursuant to Section 5.8(b) of the Gannett Purchase Agreement, Gannett will cease operations and vacate the Gannett Corporate Offices, and the Company has agreed that it will pay, indemnify, and hold harmless Gannett from and against fifty percent (50%) of all Claims and Damages (including, without limitation, all rent or other payments made under the Corporate Office Lease arising out of or relating to the Corporate Office Lease) to the extent such Claims and Damages arise out of or relate to (x) the termination of the Corporate Office Lease or (y) the post-closing period after the date in which the Corporate Office Employees cease using the Corporate Office. Such payments by the Company thereunder are required under the Gannett Purchase Agreement to be made by the Company as the related Claims and Damages are incurred. To the extent the Company is required to make any such payments, Purchaser shall reimburse and pay over to the Company 26.13% of all such payments made by the Company (up to the maximum amount of $52,258). Purchaser acknowledges and agrees that Gannett may terminate the Corporate Office Lease on such terms as Gannett shall determine and otherwise take such action as Gannett determines in connection with Gannett vacating the Corporate Office.

               5.10 BULK SALES LAWS.

                  The parties agree to waive compliance with the provisions of the bulk sales law of any jurisdiction. The Company will indemnify and hold harmless Purchaser from and against any and all Liabilities which may be asserted by third parties against Purchaser as a result of such noncompliance.

               5.11 CONTROL OF THE STATIONS.

                  Prior to the Closing Date, control of the Stations (including, without limitation, control over their finances, personnel and programming) shall remain with the Company or Gannett, as the case may be. The Company and Purchaser acknowledge and agree that neither Purchaser nor any of its employees, agents or representatives, directly or indirectly, shall, or shall have any right to, control, direct or otherwise supervise the Stations, it being understood that supervision of all programs, equipment, operations and other activities of the Stations shall be the sole responsibility of, and at all times prior to the Closing Date remain under the complete control and direction of, the Company or, if prior to the closing under the Gannett Purchase Agreement, Gannett.

               5.12 USE OF CERTAIN NAMES.

                  After the Transfer Date, neither Purchaser nor any of its Affiliates shall use "Sinclair", "Sinclair Broadcast", "Sinclair Television", "Sinclair Communications", "Guy Gannett", "Gannett", or any name or term confusingly similar to the "Sinclair" names in any corporate name or in connection with the operation of any business.

               5.13 NEWS SHARING ARRANGEMENTS.

                  (a) The Company and Purchaser shall use commercially reasonable and good faith efforts to enter into a news sharing agreement with Purchaser for sharing of news operations between television station WEYI-TV, Flint, Michigan, and WSMH-TV, Flint, Michigan in a form of agreement to be mutually agreed upon by Purchaser and the Company prior to the Diligence Termination Deadline and consistent with Section 5.13 of the Disclosure Schedule. If prior to the Diligence Termination Deadline the parties cannot agree on a form of a mutually acceptable news share agreement for WSMH-TV, (i) the Company shall be entitled, in the Company's sole and absolute discretion, to terminate this Agreement pursuant to Section 10.1(a)(iii), and (ii) the Purchaser shall be entitled, in the Purchaser's sole and absolute discretion, to terminate, upon written notice to the Company, the Purchaser's obligations under this Section 5.13 (a) or otherwise to provide news sharing arrangements for WSMH-TV as provided herein.

                  (b) The Company and Purchaser shall use commercially reasonable and good faith efforts to enter into a mutually acceptable news sharing agreement for sharing of news operations between WUHF-TV, Rochester, New York, and WROC-TV, Rochester, New York, in a form of agreement to be mutually agreed upon by Purchaser and the Company prior to the Diligence Termination Deadline and consistent with Section 5.13 of the Disclosure Schedule. If prior to the Diligence Termination Deadline the parties cannot agree on a form of a mutually acceptable news share agreement for WUHF-TV, (i) the Company shall be entitled, in the Company's sole and absolute discretion, to terminate this Agreement pursuant to Section 10.1(a)(iii), and (ii) the Purchaser shall be entitled, in the Purchaser's sole and absolute discretion, to terminate, upon written notice to the

Company, the Purchaser's obligations under this Section 5.13 (b) or otherwise to provide news sharing arrangements for WUHF-TV as provided herein.

               5.14 RIGHTS UNDER THE GANNETT PURCHASE AGREEMENT.

                  The Company covenants and agrees with Purchaser as follows with respect to the Company's rights and obligations under the Gannett Purchase
Agreement:

                  (a) The Company shall enforce all of the Company's rights under the Gannett Purchase Agreement or any opinions of counsel delivered pursuant thereto at Purchaser's request as such rights pertain to the Stations and the Assets, including, without limitation, causing Gannett to act in conformity with the Gannett Purchase Agreement and requiring Gannett to conduct the business of the Stations in the ordinary course of business in accordance with the terms of the Gannett Purchase Agreement (including, without limitation, the provisions of Section 5.1 of the Gannett Purchase Agreement), and to the extent consistent with the foregoing, in the same manner in which the same have heretofore been conducted with the intent of preserving the ongoing operations and business of the Stations. This covenant shall survive the Non-License Transfer and the Closing for the period that the Company has any rights under the Gannett Purchase Agreement or any opinions of counsel delivered pursuant thereto.

                  (b) The Company shall use the Company's reasonable best efforts to close the transactions contemplated by the Gannett Purchase Agreement as they pertain to the Stations in a timely fashion consistent with the terms of such agreement and shall notify Purchaser in writing of the date, time and place of the closing under the Gannett Purchase Agreement at least ten (10) days prior to the date of such closing; provided, however, that the Company shall not waive any of its rights or conditions under the Gannett Purchase Agreement as they pertain to any of the Stations (including, without limitation, any conditions to the obligations of the Company to consummate the transactions under the Gannett Purchase Agreement), or enter into any amendment or modification to any provisions of the Gannett Purchase Agreement that affects the Company's rights or conditions thereunder with respect to any of the Stations. The Company shall enforce the Company's rights to the fullest extent possible under the Gannett Purchase Agreement as such rights pertain to the Stations, unless otherwise directed by Purchaser.

                  (c) To the extent that the Company receives notifications or information from Gannett with respect to the Stations under the Gannett Purchase Agreement or otherwise becomes aware of any breach of any representation, warranty, covenant or agreement in the Gannett Purchase Agreement, in each case with respect to the Stations, the Company shall promptly notify Purchaser and provide such information to Purchaser, and thereafter use reasonable best efforts to enforce, perform or waive any provision of the Gannett Purchase Agreement pertaining to the Stations as may reasonably be requested by Purchaser; provided, that the Company shall not be obligated to take any action at Purchaser's request inconsistent with its rights and obligations under the Gannett Purchase Agreement.

                  (d) Any proceeds received by the Company from the exercise of the Company's rights which relate to the Stations against Gannett and its respective Affiliates shall be paid over to Purchaser within five (5) Business Days of receipt by the Company, less any reasonable costs and expenses of enforcement incurred by the Company in such exercise.

                  (e) Subject to the provisions of the Time Brokerage Agreement, the Company shall cooperate with Purchaser in connection with the Company's review, analysis and monitoring of the Assets, the Business and the operations of the Stations to the end that an efficient transfer of the Assets and the Business may be made at the Non-License Transfer and the Closing and the operations and the business of the Stations may continue on an uninterrupted basis. The Company shall obtain Purchaser's consent prior to the exercise of the Company's rights under the Gannett Purchase Agreement as such rights pertain to the Stations (other than the right to consummate the acquisition of the Stations upon satisfaction of all conditions thereto). In addition to providing information required hereunder or reasonably requested, the Company agrees to promptly notify Purchaser of any material problems or developments of which the Company becomes aware with respect to any Assets or the Business.

ARTICLE 6. CONDITIONS TO OBLIGATIONS OF PURCHASER.

                  The obligations of Purchaser to consummate the transactions contemplated by this Agreement to occur at the Non-License Transfer and the Closing are, at its option, subject to satisfaction of each of the following conditions:

               6.1 REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company contained herein shall be true and correct at and as of the Non-License Transfer Date or the Closing Date, as applicable, as though each such representation and warranty were made at and as of such time, other than such representations and warranties as are made as of a specific date, in each case except for changes that are expressly contemplated by this Agreement and except for such failures to be true and correct that would not reasonably be expected to have a Material Adverse Effect.

               6.2 PERFORMANCE BY THE COMPANY.

                  All of the covenants and agreements to be complied with and performed by the Company on or before the Non-License Transfer Date or the Closing Date, as applicable, shall have been complied with or performed, except for such failures to comply with or perform that would not reasonably be expected to have a Material Adverse Effect.

               6.3 CERTIFICATES.

                  The Company shall have delivered to Purchaser (a) a certificate, dated as of the Non-License Transfer Date or the Closing Date, as applicable, executed on behalf of the Company by its duly authorized officers to the effect of Sections 6.1, 6.2 and 6.12; and (b) a certificate, dated as of the Non-License Transfer Date or the Closing Date, as applicable, executed on behalf of the Company by its duly authorized officers that (i) the Company has not waived any of the Company's rights or any conditions under the Gannett Purchase Agreement, (ii) the Company has not breached the Gannett Purchase Agreement in any material respect and, to the Company's knowledge, Gannett has not breached the Gannett Purchase Agreement in any material respect, and (iii) the acquisition of the Stations by the Company from Gannett has been consummated in accordance with the terms and conditions of the Gannett Purchase Agreement.

               6.4 CONSENTS; NO OBJECTIONS.

                  (a) The applicable waiting periods under the HSR Act shall have expired or been terminated;

                  (b) The parties shall have received all the authorizations, consents, orders and approvals from Governmental Authorities and consents from third parties, in each case listed or described in Section 6.4 of the Disclosure Schedule (which Section includes all of the real estate leases for the towers, transmitters and television broadcasting studios of the Stations and all of the network affiliation agreements of the Stations); and

                  (c) The parties shall have received all authorizations, consents, orders and approvals from Governmental Authorities necessary to transfer the material Permits relating to the operation of the towers, transmitters and television broadcasting studios of the Stations, as such facilities are operating on the date hereof, except in each case where the failure to receive such authorizations, consents, orders or approvals would not reasonably be expected to materially adversely affect the operations of such facilities, or where such authorizations, consents, orders or approvals are customarily obtained after the closing of a transaction of this nature.

               6.5 NO PROCEEDINGS OR LITIGATION.

                  No preliminary or permanent injunction or other order or decree issued by any United States federal or state Governmental Authority, nor any Law promulgated or enacted by any United States federal or state Governmental Authority, that restrains, enjoins or otherwise prohibits the transactions contemplated hereby or limits the ability in any material respect of the rights of the Company or Purchaser to hold the Assets (excluding the FCC Licenses) and conduct the Business as it is being conducted as of the Non-License Transfer Date or the Closing Date, as applicable, or imposes civil or criminal penalties on any stockholder, director or officer of Purchaser if such transactions are consummated, shall be in effect.

               6.6 FCC CONSENT.

                  The FCC Consent shall have been issued with respect to the Stations without any conditions that are materially adverse to Purchaser and such FCC Consent shall have become a Final Order; provided, however, that there shall be no requirement that the FCC Order shall have been issued as of the Non-License Transfer Date.

               6.7 NO MATERIAL ADVERSE CHANGE.

                  Since the date of the Gannett Purchase Agreement through the Non-License Transfer Date or the Closing Date, as applicable, there shall not have occurred any Material Adverse Effect.

               6.8 OPINIONS OF COUNSEL.

                  Purchaser shall have received an opinion of Fisher, Wayland, Cooper, Leader & Zaragoza L.L.P., dated the Non-License Transfer Date or the Closing Date, as applicable, substantially in the form of Exhibit E hereto.

               6.9 CERTAIN CERTIFIED MATTERS.

                  Purchaser shall have received a copy of (i) the resolutions of the board of directors of the Company, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and the other the documents, instruments and writings to be delivered by the Company at or prior to Closing Date or the Non-License Transfer Date, as applicable, and the consummation of the transactions contemplated hereby and thereby and (ii) a copy of the Certificate of Incorporation and Bylaws of the Company, certified by a duly authorized officer of the Company as being true, correct and complete as of the Closing Date.

               6.10 GOOD STANDING CERTIFICATE.

                  Purchaser shall have received a certificate as to the formation and good standing of the Company issued by the Secretary of State of Maryland, dated not more than five (5) days before the Non-License Transfer Date or the Closing Date, as applicable, and for the states of Illinois and Iowa, a certificate as to the good standing of the Person transferring the Stations to Purchaser as of such date, issued by the Secretary of State of such jurisdiction, dated not more than five (5) days before the Non-License Transfer Date or the Closing Date, as applicable.

               6.11 NO TRANSMISSION DEFECTS.

                  There shall not exist any loss or damage at any Station which has resulted in the regular broadcast transmission of such Station (including such Station's effective radiated power) to be diminished in any material respect; provided, that if any such loss or damage does exist, then either or both of the Company and Purchaser shall be entitled, by written notice to the other, to postpone the Non-License Transfer Date or the Closing Date, as applicable, for a period of up to sixty (60) days to resume such Station's broadcast transmission.

               6.12 CLOSING ON THE GANNETT PURCHASE AGREEMENT.

                  The closing, as defined in the Gannett Purchase Agreement, with respect to all of the Gannett Television Stations shall have occurred or occur simultaneously with the Non-License Transfer, in accordance with the terms and conditions of the Gannett Purchase Agreement; and the representations and warranties of the Company set forth in Section 3.20 hereof shall be true and correct in all respects at and as of the Non-License Transfer Date or the Closing Date, as applicable, as though each such representation and warranty were made at and as of such time (except for representations and warranties that speak of a specific date or time other than the Non-License Transfer Date or the Closing Date, as applicable, which need only be true and correct in all material respects as of such date or time).

               6.13 DELIVERIES.

                  The Company (or Gannett, if applicable) shall have delivered to the Purchaser all contracts, agreements, instruments and documents required to be delivered by the Company to Purchaser pursuant to Section 1.5.

ARTICLE 7. CONDITIONS TO OBLIGATIONS OF THE COMPANY.

         The obligations of the Company to consummate the transactions contemplated by this Agreement to occur at the Non-License Transfer or the Closing are, at its option, subject to satisfaction of each of the following conditions:

               7.1 REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of Purchaser contained herein shall be true and correct in all material respects at and as of the Non-License Transfer Date or the Closing Date, as applicable, as though each such representation and warranty were made at and as of such time, other than such representations and warranties as are made as of a specific date, in each case except for changes that are expressly contemplated by this Agreement.

               7.2 PERFORMANCE BY PURCHASER.

                  All of the covenants and agreements to be complied with and performed by Purchaser on or prior to the Non-License Transfer Date or the Closing Date, as applicable, shall have been complied with or performed, in all material respects, except for such failures to comply with or perform that would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company.

               7.3 CERTIFICATE.

                  Purchaser shall have delivered to the Company a certificate, dated as of the Non-License Transfer Date or the Closing Date, as applicable, executed on behalf of Purchaser by its duly authorized officers or representatives to the effect of Sections 7.1 and 7.2.

               7.4 CONSENTS; NO OBJECTIONS.

                  (a) The applicable waiting periods under the HSR Act shall have expired or been terminated; and

                  (b) The parties shall have received all the authorizations, consents, orders and approvals from Governmental Authorities and consents from third parties, in each case listed or described on Section 7.4 to the Disclosure Schedule.

               7.5 NO PROCEEDINGS OR LITIGATION.

                  No preliminary or permanent injunction or other order or decree issued by any United States federal or state Governmental Authority, nor any Law promulgated or enacted by any United States federal or state Governmental Authority, that restrains, enjoins or otherwise prohibits the transactions contemplated hereby, or imposes civil or criminal penalties on any stockholder, director or officer of the Company if such transactions are consummated, shall be in effect.

               7.6 FCC CONSENT.

                  The FCC Consent shall have been issued with respect to the Stations, notwithstanding that it may not have yet become a Final Order; provided, however, that there shall be no requirement that the FCC Order shall have been issued as of the Non-License Transfer Date..

               7.7 CERTAIN CERTIFIED MATTERS.

                  The Company shall have received a copy of (i) the resolutions of the board of directors of Purchaser, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and the other the documents, instruments and writings to be delivered by Purchaser at or prior to Closing Date or the Non-License Transfer Date, as applicable, and the consummation of the transactions contemplated hereby and thereby and (ii) a copy of the Certificate of Incorporation and Bylaws of Purchaser, certified by a duly authorized officer of Purchaser as being true, correct and complete as of the Closing Date.

               7.8 GOOD STANDING CERTIFICATE.

                  The Company shall have received a certificate as to the formation and good standing of Purchaser issued by the Secretary of State of Delaware, dated not more than five (5) days before the Non-License Transfer Date or the Closing Date, as applicable, and for the states of Illinois and Iowa as to the good standing of Purchaser issued by the Secretary of State of such jurisdiction, dated not more than five (5) days before the Non-License Transfer Date or the Closing Date, as applicable.

               7.9. CLOSING ON GANNETT PURCHASE AGREEMENT.

                  The closing, as defined in the Gannett Purchase Agreement, shall have occurred or occur simultaneously with the Non-License Transfer or the Closing, as applicable, hereunder.

               7.10 DELIVERIES.

                  The  Purchaser   shall  have  delivered  to  the  Company  all
contracts, agreements, instruments and documents required to be delivered by the Purchaser to the Company pursuant to Section 1.5.

ARTICLE 8. INDEMNIFICATION.

               8.1 INDEMNIFICATION BY THE COMPANY.

                  Subject in all respects to the  provisions  of this Article 8, the Company hereby agrees to indemnify and hold harmless on and after the Transfer Date, Purchaser and its stockholders and Affiliates and their respective officers, directors, employees and agents, and their respective and successors and permitted assigns (the "PURCHASER INDEMNIFIED PARTIES") from and against any Claims and Damages asserted against or incurred by them, directly or indirectly, in connection with, arising out of or relating to (a) any breach on the part of the Company of any representation or warranty made by the Company in this Agreement or any Transaction Document or in any certificate delivered pursuant to this Agreement, (b) any breach on the part of Gannett of any representation or warranty made by Gannett in the Gannett Purchase Agreement with respect to the Stations or the Assets, (c) any breach on the part of the Company of any covenant or agreement made by the Company in this Agreement or any Transaction Document, (d) any breach on the part of Gannett of any covenant or agreement made by Gannett in the Gannett Purchase Agreement with respect to the Stations or the Assets, or (e) any Retained Liabilities.

               8.2 INDEMNIFICATION BY PURCHASER.

                  Subject in all respects to the provisions of this Article 8, Purchaser hereby agrees to indemnify and hold harmless on and after the Transfer Date, the Company and its stockholders and Affiliates and their respective officers, directors, employees and agents, and their respective successors and permitted assigns (collectively the "COMPANY INDEMNIFIED PARTIES"), from and against any Claims and Damages asserted against or incurred by them, directly or indirectly, in connection with, arising out of or relating to (a) any breach on the part of Purchaser of any representation or warranty made by Purchaser in this Agreement or any Transaction Document or in any certificate delivered pursuant to this Agreement, (b) any breach on the part of Purchaser of any covenant or agreement made by the Purchaser in this Agreement or any Transaction Document, or (c) any Assumed Liabilities. The parties acknowledge and agree that none of Gannett, any of its stockholders or Affiliates, or any of their respective officers, directors, employees, agents, successors or assigns shall be "Company Indemnified Parties" or "Beneficiaries" for any purposes of this Agreement or any other Transaction Document.

               8.3   LIMITATIONS  ON   INDEMNIFICATION   CLAIMS  AND  LIABILITY;
                     TERMINATION OF INDEMNIFICATION.

                  (a) The obligations to indemnify and hold harmless a Person pursuant to Sections 8.1(a), (b), (c) and (d) and Sections 8.2(a) and 8.2(b) shall terminate when the applicable representation, warranty, covenant or agreement terminates pursuant to Section 10.12; provided, however, that the obligation to indemnify and hold harmless under such Sections shall not terminate with respect to any claim as to which the Person to be indemnified shall have, before the termination of the applicable representation, warranty, covenant or agreement, previously made a claim for indemnification by delivering a notice to the indemnifying party in accordance with Section 8.5. The obligations to indemnify and hold harmless a Person pursuant to Section 8.1(e) and Section 8.2(c) shall not terminate.

                  (b) The Company shall not be obligated to indemnify or hold harmless any Purchaser Indemnified Party under Section 8.1(a), (b), (c) and (d), unless and until all Claims and Damages exceed in the aggregate Two Hundred Thousand Dollars ($200,000) (the "BASKET AMOUNT"), in which case the Company will (subject to the other provisions of this Article 8) only be obligated to indemnify and hold harmless the Purchaser Indemnified Parties for all of such Claims or Damages under Section 8.1(a), (b), (c) or (d) in the aggregate in excess of One Hundred Thousand Dollars ($100,000); provided that the provisions of this Section 8.3(b) will not apply to any breach of any Post-Closing Agreements; provided further that the Basket Amount shall not be applicable to any amounts owed in connection with the determination of the Actual Net Financial Assets pursuant to Section 2.4, to the payment and reimbursement obligations set forth in Section 5.9 or to the indemnities set forth in Section 8.1(e).

                  (c) The maximum aggregate liability of the Company with respect to all claims for indemnification under Section 8.1(a), (b), (c) or (d) will be limited to the amount of Three Million Dollars ($3,000,000).

                  (d) Notwithstanding anything to the contrary in this Agreement and except for fraud, the indemnifications in Sections 8.1 and 8.2 hereof will be the sole and exclusive remedies available to Purchaser and the Company and their respective stockholders and Affiliates and all of their respective officers, directors, employees, agents, successors and assigns, after the Transfer Date for any claims arising out of or relating to any breaches of any representations or warranties or any covenants or agreements contained in this Agreement, or any certificate delivered pursuant to this Agreement or otherwise in connection with this Agreement. Any claim for indemnification must be made as provided in Sections
8.5 and 8.6 hereof.

               8.4 COMPUTATION OF CLAIMS AND DAMAGES.

                  Whenever the Indemnitor is required to indemnify and hold harmless the Indemnitee from and against and hold the Indemnitee harmless from, or to reimburse the Indemnitee for, any item of Claim or Damage, the Indemnitor will, subject to the provisions of this Article 8, pay the Indemnitee the amount of the Claim or Damage (a) reduced by any amounts to which the Indemnitee is entitled from third parties in connection with such Claim or Damage
("REIMBURSEMENTS"), (b) reduced by the Net Proceeds of any insurance policy payable to the Indemnitee with respect to such Claim or Damage and (c) reduced appropriately to take into account any Tax Benefit to the Indemnitee with respect to such Claim or Damage through and including the tax year in which the indemnification payment is made, net of all income Taxes resulting or that will result from the indemnification payment. For purposes of this Section 8.4, (i) "NET PROCEEDS" shall mean the insurance proceeds payable, less any deductibles, co-payments, premium increases, retroactive premiums or other payment obligations (including attorneys' fees and other costs of collection) that relates to or arises from the making of the claim for indemnification and (ii) "TAX BENEFIT" shall mean any benefit to be recognized by the Indemnitee in connection with the Claim or Damage based upon the highest blended (federal, state, local and foreign) marginal income Tax rate applicable to the Indemnitee during the taxable year for which a return was most recently filed with the Internal Revenue Service (based on the date of the claim for indemnification). The Indemnitor shall use commercially reasonable efforts (the expenses of which shall be considered Claims and Damages for purposes of the relevant indemnity claim) to pursue Reimbursements or Net Proceeds that may reduce or eliminate Claims and Damages. If any Indemnitee receives any Reimbursement, Tax Benefit or Net Proceeds after an indemnification payment is made which relates thereto or if any Indemnitee receives a Tax Benefit arising after the tax year in which an indemnification payment is made which relates thereto, the Indemnitee shall promptly repay to the Indemnitor such amount of the indemnification payment as would not have been paid had the Reimbursement, Tax Benefit or Net Proceeds reduced the original payment (any such repayment shall be a credit against any applicable indemnification threshold or limitation set forth in Section 8.3(b) hereof) at such time or times as and to the extent that such Reimbursement, Tax Benefit or Net Proceeds is actually received.

               8.5 NOTICE OF CLAIMS.

                  Upon obtaining knowledge of any Claim or Damage which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the Person seeking indemnification (the "INDEMNITEE") shall, as promptly as reasonably practicable (but in no event later than thirty (30) days) following the date the Indemnitee has obtained such knowledge, give written notice (a "NOTICE OF CLAIM") of such claim to the other party (the "INDEMNITOR"). The Indemnitee shall furnish to the Indemnitor in good faith and in reasonable detail such information as the Indemnitee may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnitee in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnitor to indemnify and hold the Indemnitee harmless, except to the extent that such failure or delay shall have adversely affected the Indemnitor's ability to defend against, settle or satisfy any liability, damage, loss, claim or demand for which such Indemnitee is entitled to indemnification hereunder. For purposes of this Section 8.5, a Notice of Claim given in good faith must include a good faith estimate of the amount of the claim to the extent it is reasonably practicable to determine such estimate.

               8.6 DEFENSE OF THIRD PARTY CLAIMS.

                  If any claim set forth in the Notice of Claim given by an Indemnitee pursuant to Section 8.5 hereof is a claim asserted by a third party, the Indemnitor shall have thirty (30) days after the date that the Notice of Claim is given by the Indemnitee to notify the Indemnitee in writing of the Indemnitor's election to defend such third party claim on behalf of the Indemnitee. If the Indemnitor elects to defend such third party claim, the
Indemnitee shall make available to the Indemnitor and its agents and representatives all witnesses, pertinent records, materials and information in the Indemnitee's possession or under the Indemnitee's control as is reasonably required by the Indemnitor and shall otherwise cooperate with and assist the Indemnitor in the defense of such third party claim, and so long as the Indemnitor is defending such third party claim in good faith, the Indemnitee shall not pay, settle or compromise such third party claim. If the Indemnitor elects to defend such third party claim, the Indemnitee shall have the right to participate in the defense of such third party claim, at the Indemnitee's own expense. In the event, however, that the Indemnitee reasonably determines that representation by counsel to the Indemnitor of both the Indemnitor and the Indemnitee may present such counsel with a conflict of interest, then such Indemnitee may employ separate counsel to represent or defend it in any such action or proceeding and the

Indemnitor will, subject to the provisions of this Article 8, pay the reasonable fees and disbursements of such counsel. If the Indemnitor does not elect to defend such third party claim or does not defend such third party claim in good faith, the Indemnitee shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnitor's expense, to defend such third party claim; provided, however, that such Indemnitee's defense of or its participation in the defense of any such third party claim shall not in any way diminish or lessen the indemnification obligations of the Indemnitor under this
Article 8. If the Indemnitor shall assume the defense of a third party claim, it shall not settle such claim without the prior written consent of the Indemnitee
(a) unless such settlement includes as an unconditional term thereof the giving by the claimant of a release of the Indemnitee from all Liability with respect to such claim or (b) if such settlement involves the imposition of equitable remedies or the imposition of any obligations on such Indemnitee other than financial obligations for which such Indemnitee will be indemnified hereunder. If the Indemnitee is defending a third party claim it will not settle such claim without prior written consent of the Indemnitor, which will not be unreasonably withheld or delayed.

               8.7 THIRD PARTY BENEFICIARIES.

                  Each of the Purchaser Indemnified Parties and the Company Indemnified Parties shall be third party beneficiaries and entitled to enforce the provisions of this Article 8; provided, however, that none of the Business Employees shall be third party beneficiaries of any provision of this Agreement or any other Transaction Document, including, without limitation, the provisions of Section 5.2 of this Agreement.

ARTICLE 9. DEFINITIONS.

         Unless otherwise stated in this Agreement, the following capitalized terms have the following meanings:

         Accounting Firm has the meaning set forth in Section 2.4(a). Accounting Firm Determination has the meaning set forth in Section 2.4(a).

         Action means any action, suit, claim, arbitration, or proceeding or investigation (of which the Company has knowledge) commenced by or pending before any Governmental Authority.

         Actual Net Financial Assets has the meaning set forth in Section 2.4(a) hereof.

         Affiliate means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.

         Agreement or this Agreement means this Purchase Agreement dated as of the date first above written (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of
Section 10.8 hereof.

         Allocation has the meaning set forth in Section 2.7 hereof.

         Assets has the meaning set forth in Section 1.1 hereof.

         Assignment of FCC Licenses has the meaning set forth in Section 1.5(a)(ii) hereof.

         Assumed Liabilities means the Liabilities assumed by Purchaser pursuant to Sections 1.3(a) and (b) hereof.

         Base Purchase Price has the meaning set forth in Section 2.2(a).

         Basket Amount has the meaning set forth in Section 8.3(b).

         Beneficiary has the meaning set forth in Section 5.2(f) hereof.

         Bill of Sale, Assignment and Assumption Agreement has the meaning set forth in Section 1.5(a)(i) hereof.

         Business means all of the Company's business, operations and activities of the Stations acquired by the Company from Gannett pursuant to the Gannett Purchase Agreement or otherwise used by the Company in the business, operations and activities of the Stations.

         Business Day means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

         Business Employees means all current, former and inactive employees of the Stations. For the avoidance of doubt, Corporate Office Employees will not be considered Business Employees.

         Call Letters has the meaning set forth in Section 3.16 hereof.

         CERCLA means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

         Claims and Damages means, after taking into account amounts received by Purchaser under Section 5.14(d) hereof, any and all losses, claims, demands, liabilities, obligations, actions, suits, orders, statutory or regulatory compliance requirements, or proceedings asserted by any Person (including, without limitation, Governmental Authorities), and all damages, costs, expenses, assessments, judgments, recoveries and deficiencies, including interest, penalties, investigatory expenses, consultants' fees, and reasonable attorneys' fees and costs (including, without limitation, costs incurred in enforcing the applicable indemnity), of every kind and description, contingent or otherwise, incurred by or awarded against a party, provided that "Claims and Damages" shall not include any indirect, consequential, incidental, exemplary or punitive damages or other special damages or lost profits (except to the extent payable to a third party as a result of a third party claim).

         Closing has the meaning set forth in Section 1.4(b) hereof.

         Closing Date has the meaning set forth in Section 1.4(b) hereof.

         Closing Statement has the meaning set forth in Section 2.4(a) hereof.

         Code means the Internal Revenue Code of 1986, as amended.

         Communications Act means the Communications Act of 1934, as amended.

         Company has the meaning specified in the introductory paragraph to this Agreement.

         Company Indemnified Parties shall have the meaning set forth in Section 8.2.

         Company Permitted Assignee has the meaning set forth in Section 10.5(a) hereof.

         Continuation Coverage has the meaning set forth in Section 5.2(i) hereof.

         Control (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or to cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         Corporate Office means the corporate office of Gannett located at One City Center, Portland, Maine, that provides certain support to the Business and the Maine Media Business.

         Corporate Office Employees has the meaning set forth in Section 5.2(b).

         Corporate Office Lease means the Lease dated as of February 16, 1989, between Gannett and One City Center Associates, and all addenda and amendments thereto and memoranda relating thereto.

         Deposit  Escrow  Agent  means  United  Bank,   1667  K  Street,   N.W.,
Washington, D.C. 20006.

         Deposit Escrow Agreement has the meaning set forth in Section 2.1

         Diligence  Termination  Deadline  has the  meaning set forth in Section
1.6.

         Disclosure Schedule means the Disclosure Schedule, dated as of the date hereof, delivered to Purchaser by the Company in connection with this Agreement.

         Employee Benefit Plans means all "employee benefit plans" within the meaning of Section 3(3) of ERISA, all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other employee benefit plans, programs, policies or arrangements, employment agreements, severance agreements, severance pay policies, plant closing benefits, executive compensation arrangements, sick leave, vacation pay, salary continuation for disability, consulting, or other compensation arrangements, worker's compensation, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discounts, employee loans, employee banking privileges, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents and without regard to whether the plan or arrangement was previously terminated (if potential liabilities remain) or compensation agreements, in each case for the benefit of, or relating to, any current employee or former employee of the Business.

         Encumbrance  means  any  security  interest,   pledge,  mortgage,  lien
(including, without limitation, tax liens), charge, encumbrance, easement, adverse claim, preferential arrangement, restriction or defect in title.

         Environmental Claims means any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit, Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation (a) by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Person for damages, contributions, indemnification, cost recovery, compensation or injunctive relief.

         Environmental Law means any Law relating to the environment, health, safety or Hazardous Materials, in force and effect on the date hereof or, in the case of the Company's certificate to be delivered in accordance with the provisions of Section 6.3 hereof, on the Closing Date (exclusive of any amendments or changes to such Law or any regulations promulgated thereunder or orders, decrees or judgments issued pursuant thereto which are enacted, promulgated or issued after the date hereof, or in the case of such certificate, on or after the Closing Date), including but not limited to CERCLA; the Resource Conservation and Recovery Act of 1986 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss.6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.6901 et seq.; the Clean Water Act, 33 U.S.C. ss.ss.1251 et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss.2601 et seq.; the Clean Air Act of 1966, as amended, 42 U.S.C. ss.ss.7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss.300f et seq.; the Atomic Energy Act, 42 U.S.C. ss.ss.2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss.136 et seq.; and the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss.1101 et seq.

         Environmental Permits means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

         Equipment means all of the tangible personal property, machinery, equipment, vehicles, rolling stock, furniture, and fixtures of every kind and description in which the Company has an interest or which the Company acquires from Gannett pursuant to the Gannett Purchase Agreement by ownership or lease, and used or useful in connection with the Business, together with any replacements thereof or additions thereto, made in the ordinary course of business between the date of the Gannett Purchase Agreement and the Transfer Date.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         ERISA affiliate has the meaning set forth in Section 3.14.

         Escrow Deposit has the meaning set forth in Section 2.1.

         Estimated Net Financial Assets has the meaning set forth in Section 2.2(b) hereof.

         Excluded Assets has the meaning set forth in Section 1.2 hereof.

         FCC means the Federal Communications Commission.

         FCC Consent means a public notice of the FCC, or of the Chief, Mass Media Bureau or Video Services Division, acting under delegated authority, consenting to the assignment of the FCC Licenses to Purchaser.

         FCC Licenses means all licenses, permits and other authorizations issued by the FCC to the Company used for or in connection with the Stations, and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto between the date of the Gannett Purchase Agreement and the Closing.

         Final Order means the FCC Consent as to which the time for filing a request for administrative or judicial review, or for instituting administrative review sua sponte, shall have expired without any such filing having been made or notice of such review having been issued; or, in the event of such filing or review sua sponte, as to which such filing or review shall have been disposed of favorably to the grantee and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

         GAAP means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

         Gannett has the meaning set forth in the recitals to this Agreement.

         Gannett Corporate Office means the corporate office of Gannett located at One City Center, Portland, Maine, that provides certain support to Gannett and its business.

         Gannett   FCC   Licenses   means  all   licenses,   permits  and  other
authorizations issued by the FCC to Gannett used for or in connection with the Gannett Television

Stations and all applications therefor, together with any renewals, extensions, or modifications thereof and additions thereto between the date of the Gannett Purchase Agreement and the Closing.

         Gannett Maine Media Business means the newspaper publishing business which publishes the Portland Press Herald and Maine Sunday Telegram, the Kennebec Journal and the Central Maine Morning Sentinel, and certain related businesses in Maine (including, without limitation, the "New Media Development Group", an Internet-based media business; "Voice Information Services", a telephone information and marketing service; "Guy Gannett Direct", a direct marketing operation; a telephone directory business; an integrated marketing group; and the Coastal Journal, a controlled circulation weekly), and all assets, liabilities, operations and activities of, and all rights of, Gannett in the operations of such businesses.

         Gannett Purchase Agreement shall have the meaning set forth in the Recitals.

         Gannett Television Stations means the following television broadcasting station properties: WOKR-TV, Rochester, New York; WICS-TV, Springfield, Illinois; WICD-TV, Champaign, Illinois; WGGB-TV, Springfield, Massachusetts; WGME-TV, Portland, Maine; KGAN-TV, Cedar Rapids, Iowa; WTWC-TV, Portland, Maine; and WTWC-TV, Tallahassee, Florida.

         Governmental Authority means any United States federal, state or local government or any foreign government, any governmental, regulatory, legislative, executive or administrative authority, agency or commission or any court, tribunal, or judicial body.

         Governmental Order means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. Governmental Orders shall not include Permits.

         Group Contract has the meaning set forth in Section 1.3(a) hereof.

         Hazardous Materials means wastes, substances, materials (whether solids, liquids or gases), petroleum and petroleum products, byproducts or breakdown products, radioactive materials, and any other chemicals that are deemed hazardous, toxic, pollutants or contaminants, or substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any Environmental Law.

         HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         Indebtedness means obligations with regard to borrowed money and shall expressly not include either accounts payable or accrued liabilities that are incurred in the ordinary course of business or obligations under operating leases regardless of how such leases may be classified or accounted for on financial statements.

         Indemnitee has the meaning set forth in Section 8.5 hereof.

         Indemnitor has the meaning set forth in Section 8.5 hereof.

         Intellectual Property means all patents, trademarks, trade names, domain names, service marks, copyrights and other similar intangible assets, and applications, registrations, extensions and renewals for any of the foregoing, and other intellectual property owned, leased or used by the Company in the operation of the Stations or acquired by the Company from Gannett under the Gannett Purchase Agreement and used in the Business, including, without limitation, Call Letters, computer software and programs, of the Company used in the Business or acquired by the Company from Gannett under the Gannett Purchase Agreement and used in the Business, whether owned or used by, or licensed to, the Company or acquired by the Company from Gannett under the Gannett Purchase Agreement.

         Knowledge with respect to the Company means the actual knowledge of the officers and employees of the Company regarding (a) information relating to the Stations disclosed by Gannett to the Company in the Gannett Purchase Agreement or any Schedule, Exhibit or documents delivered to the Company in connection therewith, and (b) information relating to the Stations that the Company has been made aware of since September 4, 1998.

         Law means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law including, without limitation zoning laws and housing, building, safety or fire ordinances or codes.

         Leased Property means all real property of every kind and description leased by the Company or rights to such leases or leased property acquired by the Company from Gannett pursuant to the Gannett Purchase Agreement and used in connection with the Business, together (to the extent leased by the Company or obtained from Gannett pursuant to the Gannett Purchase Agreement) with all buildings and other structures, towers, antennae, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or acquired by the Company from Gannett pursuant to the Gannett Purchase Agreement attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing, including, without limitation, the leased property referred to in Section 1.1(c) of the Disclosure Schedule.

         Letter of Credit has the meaning set forth in Section 2.1.

         Liabilities means as to any Person all debts, adverse claims, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including, without limitation, those arising under any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, writ, stipulation or other governmental requirement (including, without limitation, any environmental law), action, suit, arbitration, proceeding or investigation or governmental permit, license, authorization, certificate or approval and those arising under any contract, agreement, arrangement, commitment or undertaking.

         License Assets has the meaning set forth in Section 1.4 hereof..

         Material Adverse Effect means any circumstance, change in, or effect on the Company or the Stations that has a material adverse effect on the business, results of operations or financial condition of the Stations, taken as a whole; provided, however, that Material Adverse Effect shall not include adverse effects resulting from (or, in the case of effects that have not yet occurred, reasonably likely to result from) (i) general economic or industry conditions that have a similar effect on other participants in the industry, (ii) regional economic or industry conditions that have a similar effect on other participants in the industry in such region, (iii) the fact that the Purchaser unreasonably withheld Purchaser's consent with respect to any Program Contract pursuant to
Section 5.1 of the Agreement, or (iv) any act of Purchaser.

         Material Contracts means the written agreements (including, without limitation, amendments thereto), contracts, policies, plans, mortgages, understandings, arrangements or commitments relating to the Business, to which Gannett or the Company is a party or by which its assets are bound as described below:

         (i) any agreement or contract providing for payments to any Person in excess of Fifty Thousand Dollars ($50,000) per year or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate over the five (5) year period commencing on the date hereof;

         (ii) all time brokerage agreements and affiliation agreements with television networks;


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

         (iii) any license or contract pursuant to which Gannett or the Company is authorized to broadcast film or taped programming supplied by others in excess of Ten Thousand Dollars ($10,000) or having a term of more than one (1) year;

         (iv) any employment agreement, consulting agreement or similar contract providing for payments to any individual in excess of Fifty Thousand Dollars ($50,000) per year or One Hundred Thousand Dollars ($100,000) in the aggregate over the five (5) year period commencing on the date hereof;

         (v) any retention or severance agreement or contract with respect to any Person who is to be employed by Purchaser following the Closing;

         (vi) all collective bargaining agreements or other union contracts;

         (vii) (A) any lease of Equipment or license with respect to Intellectual Property (other than licenses granted in connection with the purchase of equipment or other assets) by Gannett or the Company from another
Person providing for payments to another Person in excess of Twenty-Five Thousand Dollars ($25,000) per year or Seventy-Five Thousand Dollars ($75,000) in the aggregate over the five (5) year period commencing on the date hereof; or
(B) any lease of Real Property by Gannett or the Company from another Person;

         (viii) any lease of Equipment or Real Property or license with respect to Intellectual Property (other than licenses granted in connection with the purchase of equipment or other assets) by Gannett or the Company to another Person providing for payments to Gannett or the Company in excess of Twenty Thousand Dollars ($20,000) per year or Fifty Thousand Dollars ($50,000) in the aggregate over the five (5) year period commencing on the date hereof;

         (ix) any joint venture, partnership or similar agreement or contract;

         (x) any agreement or contract under which Gannett or the Company has loaned any money in excess of One Million Dollars ($1,000,000) or issued or received any note, bond, indenture or other evidence of indebtedness in excess of One Million Dollars ($1,000,000);

         (xi) any agreement or contract under which Gannett or the Company has directly or indirectly guaranteed Indebtedness in an amount in excess of One Million Dollars ($1,000,000);

         (xii) any agreement or contract under which Gannett or the Company has directly or indirectly guaranteed liabilities or obligations of others which do not constitute Indebtedness;

         (xiii) any covenant not to compete or contract or agreement, understanding, arrangement or any restriction whatsoever limiting in any respect the ability of the Company to compete in any line of business or with any Person or in any area; and

         (xiv) any agreement or contract between Gannett or the Company and any officer, director, stockholder or employee of the Business or any of their family members providing for payments in excess of Five Thousand Dollars ($5,000) (other than agreements covered in clause iv) (or that would have been covered in clause (iv) but for the monetary limits thereunder) or agreements or contracts containing terms substantially similar to terms available to employees generally).

         Material Contracts shall not include any and all (w) contracts, purchase orders, purchase commitments, leases and agreements entered into in the ordinary course of business and relating to the Company (other than those described in clauses (v), (vii), (viii) or (ix) above) that (A) are terminable at will without payment of premium or penalty by the Company or (B) are terminable on not more than sixty (60) days' written notice without payment of premium or penalty and do not involve the obligation of the Company to make payments in excess of Ten Thousand Dollars ($10,000) during the sixty (60) day period commencing on the Closing; (x) contracts with respect to time sales (or other promotion or sponsorship sales) to advertisers or advertising agencies (including, without limitation, "trade" or "barter" agreements), sales agency or advertising representation contracts, and barter obligations or commitments to suppliers of programming; and (y) contracts with respect to the sale of production time and/or production services relating to advertising or with respect to other services.

         Net Financial Assets means the result of (i) the aggregate amount of current assets of the Business to be assigned to Purchaser under this Agreement, excluding for purposes of this calculation, the current portion of rights under Program Contracts (except as provided otherwise herein), less (ii) the aggregate amount of current liabilities of the Business to be assumed by Purchaser under this Agreement, excluding for purposes of this calculation the current portion of obligations under Program Contracts (except as provided otherwise herein), less (iii) the aggregate amount of the Company's liability for supplemental retirement and deferred compensation under the Employee Benefit Plans relating to the Business Employees set forth in Section 9 of the Disclosure Schedule to the extent not paid by Gannett prior to the Transfer Date and excluding the current portion of such liability, if any, to the extent such portion is included as a current liability in clause (ii), in each case as of the relevant date of calculation and calculated (except as otherwise provided in Section 9 of the Disclosure Schedule) in conformity with GAAP. Net Financial Assets expressly shall not include, as either assets or liabilities, the rights and obligations under Program Contracts; provided, however, that notwithstanding any prior practice or lack thereof relating thereto, (x) any programming downpayments made in advance of customary payment terms, to the extent not amortized as of the relevant date of calculation as more fully described in the example set forth in Section 9 of the Disclosure Schedule of the Gannett Purchase Agreement, shall be expressly included in the current assets, (y) any regularly scheduled payments due and unpaid as of the day immediately preceding the Transfer Date under Program Contracts in accordance with their terms as in effect on the date hereof (with respect to Program Contracts existing on the date hereof) or on the date originally entered into (with respect to Program Contracts entered into after the date hereof) shall be expressly included in the current liabilities and (z) any prepayments of regularly scheduled amounts due on or after the Transfer Date, but made prior to the Transfer Date under Program Contracts shall be expressly included in the current assets. Without limiting the generality of the foregoing and subject to the immediately preceding sentence, for purposes of determining the amount of Net Financial Assets, all revenues and all expenses arising from the operation of the Stations, including, without limitation, tower rental, business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, Taxes (except for Taxes arising from the transfer of the Assets under this Agreement which shall be apportioned between Purchaser and the Company pursuant to Section 10.10 hereof), employee compensation, including wages, salaries, commissions, music license fees and similar prepaid and deferred items, shall be prorated as of the relevant date of calculation in accordance with GAAP.

         Net Proceeds has the meaning set forth in Section 8.4 hereof.

         Non-License Assets means the Assets, other than the License Assets.

         Non-License Transfer has the meaning set forth in Section 1.4(a).

         Non-License Transfer Date has the meaning set forth in Section 1.4(a).

         Notice of Claim has the meaning set forth in Section 8.5 hereof.

         Permits has the meaning set forth in Section 3.11(a) hereof.

         Permitted Exceptions means each of the following:

         (i) liens for taxes, assessments and governmental charges or levies not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings;

         (ii) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens, arising in the ordinary course of business;

         (iii)  pledges  or  deposits  to  secure   obligations  under  workers'
compensation laws or similar legislation or to secure public or statutory obligations;

         (iv) survey exceptions, rights of way, easements, reciprocal easement agreements and other Encumbrances on title to real property set forth in Section 1.1(d) of the Disclosure Schedule or that do not, individually or in the aggregate, materially adversely affect the use of such property in the conduct of the Company's business as it is being conducted prior to the Transfer Date;

         (v) zoning laws and other land use restrictions that do not in any material respect (a) detract from or impair the value or the use of the property subject thereto, or (b) impair the operation of the Stations as it is being conducted prior to the Closing in accordance with the provisions of the Gannett Purchase Agreement;

         (vi) security interests in favor of suppliers of goods for which payment has not been made in the ordinary course of business consistent with past practice;

         (vii) Encumbrances on the interests of the lessors of properties used by the Stations in which the Company or Gannett holds a leasehold interest; and

         (viii) any and all other Encumbrances that do not materially detract from or materially impair the value or the use of the property subject thereto for the purposes currently utilized in the operation of the Stations.

         Person means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         Post-Closing Agreements means those covenants and agreements required by this Agreement to be performed after the Non-License Transfer or the Closing, as applicable.

         Program Contracts has the meaning set forth in Section 1.1(f) hereof.

         Purchase Price has the meaning set forth in Section 2.2(a).

         Purchaser has the meaning specified in the introductory paragraph to this Agreement.

         Purchaser Indemnified Parties has the meaning set forth in Section 8.1 hereof.

         Purchaser Permitted Assignee has the meaning set forth in Section 10.5(b) hereof.

         Real Property means all real property of every kind and description and related mineral rights owned by the Company or acquired by the Company from Gannett pursuant to the Gannett Purchase Agreement and used in connection with the Business, together with all buildings and other structures, towers, antennae, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or acquired by the Company from Gannett pursuant to the Gannett Purchase Agreement attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing, including, without limitation, the owned property set forth in Section 1.1(d) of the Disclosure Schedule.

         Reimbursements has the meaning set forth in Section 8.4 hereof.

         Release means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

         Stations shall have the meaning set forth in the Recitals.

         Subsidiary of any Person means (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is owned by such Person directly or indirectly, through Subsidiaries and (ii) any partnership, limited partnership, limited liability company, associates, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a fifty percent (50%) equity interest.

         Tax or Taxes means any and all taxes, fees, withholdings, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes, license, registration and documentation fees, and customs duties, tariffs and similar charges.


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

         Tax Benefit has the meaning set forth in Section 8.4 hereof.

         Tax Return means any report, return, document, declaration or other information or filing required to be supplied to any Tax authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         Termination Date has the meaning set forth in Section 10.1(a)(iv) hereof.

         Time  Brokerage   Agreement  has  the  meaning  set  forth  in  Section
1.5(a)(ix).

         Transaction Documents mean this Agreement; the Bill of Sale, Assignment and Assumption Agreement; the Assignment of FCC Licenses; the Time Brokerage Agreement; and the Deposit Escrow Agreement.

         Transfer Date means the earlier of the Non-License Transfer and the Closing Date.

         STC Scheduled Severance Agreements has the meaning set forth in Section 5.9.

         STC Severance Payment has the meaning set forth in Section 5.9.

         Unaudited Financial Statements has the meaning set forth in Section 3.5(a) hereof.

         WARN has the meaning set forth in Section 5.2(h).

ARTICLE 10. MISCELLANEOUS PROVISIONS.

         10.1     TERMINATION RIGHTS.

                  (a)      This Agreement may be terminated:

                           (i)  by  mutual  consent  of  the  parties;  (ii)  by
Purchaser by written notice of termination  delivered to the Company pursuant to
Section 1.6 prior to the Diligence Termination Deadline;

                           (iii) by the Company by written notice of termination
delivered to Purchaser prior to the Diligence Termination Deadline, if the parties



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


hereto  cannot  agree on the forms of news share  agreement  as provided  for in
Section 5.13.

                           (iv) by either  the  Company or  Purchaser,  provided
such party is not then in material default hereunder, upon written notice to the other party, if the Transfer Date has not occurred on or before the date that is one (1) year after the date of this Agreement (the "TERMINATION DATE");

                           (v) by either the Company or Purchaser,  upon written
notice to the other party, if any Governmental Authority shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the Closing hereunder or the closing under the Gannett Purchase Agreement and such statute, rule, regulation, order, decree or injunction or other action shall have become final and nonappealable, provided that this clause (v) will not be applicable to actions of the FCC subject to clause (vi) below;

                           (vi) by either the Company or Purchaser, upon written
notice to the other party, if (i) the FCC, or the Chief, Mass Media Bureau of the FCC, acting under delegated authority, shall have denied the application for assignment of the Gannett FCC Licenses to the Company, (ii) the FCC, or the Chief, Mass Media Bureau of the FCC, acting under delegated authority, shall have denied the application for assignment of the FCC Licenses to Purchaser,
(iii) the parties' request for administrative or judicial review, or the FCC's administrative review sua sponte, shall not have been disposed of favorably to the parties and (iv) the parties have no further relief available to them;

                           (vii) by Purchaser, by written notice to the Company,
if there has been a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions precedent set forth in Section 6.1 or 6.2 hereof would not be satisfied, which breach has not been cured within twenty (20) Business Days following receipt by the Company of written notice of such breach from Purchaser;

                           (viii) by the Company by written  notice to Purchaser
if there has been a material breach by Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions precedent set forth in Section 7.1 or 7.2 hereof would not be satisfied, which breach has not been cured within twenty (20) Business Days following receipt by Purchaser of written notice of such breach from the Company;

                           (ix) by Purchaser  by written  notice to the Company,
if the FCC has revoked the  Company's or Gannett's FCC License for the Stations;
or

                           (x)  automatically  without  further  action  by  the
parties upon the termination of the Gannett Purchase Agreement in accordance with its terms.

                  (b) If this Agreement is terminated pursuant to Section 10.1(a)(i), (iv), (v), (vi), (vii), (ix) or (x) hereof, Purchaser shall receive the immediate return of the Letter of Credit.

                  (c) If this Agreement is terminated pursuant to Section 10.1(a)(i), (ii), (iii), (iv), (v), (vi), (vii), (ix) or (x) hereof this
Agreement shall thereupon become void and of no further effect whatsoever, and the parties shall be released and discharged of all obligations under this Agreement, except (i) to the extent of a party's liability for willful material breaches of this Agreement prior to the time of such termination, and (ii) the obligations of each party for its own expenses incurred in connection with the transactions contemplated by this Agreement as provided herein.

                  (d) If this Agreement is terminated pursuant to Section 10.1(a)(viii) hereof, the Company's sole and exclusive remedy under this Agreement shall be to receive the Escrow Deposit by drawing down on the Letter of Credit (without setoff deduction or counterclaim) as liquidated damages, and upon such payment, Purchaser shall be discharged from all further liability under this Agreement.

               10.2 LITIGATION COSTS.

                  If any litigation with respect to the obligations of the parties under this Agreement results in a final nonappealable order of a court of competent jurisdiction that results in a final disposition of such litigation, the prevailing party, as determined by the court ordering such disposition, shall be entitled to reasonable attorneys' fees as shall be determined by such court. Contingent or other percentage compensation arrangements shall not be considered reasonable attorneys' fees.

               10.3 EXPENSES.

                  Except as otherwise specifically provided in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Non-License Transfer or the Closing shall have occurred, provided that the Company and Purchaser shall each be responsible and pay fifty percent (50%) of the HSR Act filing fee (unless this Agreement is terminated by Purchaser prior to the Diligence Termination Deadline whereupon the Company shall be responsible for the entire HSR Act filing fee) and the filing fees payable to the FCC in connection with the filing of the application for assignment of the FCC Licenses.

               10.4 NOTICES.

                  Any notice, demand, claim, notice of claim, request or communication required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered in person, (ii) on the next Business Day after the date of mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, (iii) on the next Business Day after the date of delivery to a national overnight courier service, or (iv) upon transmission by facsimile (if such transmission is confirmed by the answerback of the facsimile machine of the addressee) if delivered through such services to the following addresses, or to such other address as any party may request by notifying in writing all of the other parties to this Agreement in accordance with this
Section 10.4.

                  If to Purchaser:

                           STC Broadcasting, Inc.
                           3839 4th Street North
                           Suite 420
                           St. Petersburg, Florida  33703
                           Attn:  David Fitz
                           Fax:   (727) 821-8092

                  with copies to:

                           Hicks, Muse, Tate & Furst Incorporated
                           200 Crescent Court
                           Suite 1600
                           Dallas, Texas  75201
                           Attn:  Lawrence D. Stuart, Jr., Esq.
                           Fax:   (214) 740-7355
                  and

                           Hogan & Hartson L.L.P.
                           8300 Greensboro Drive
                           Suite 1100
                           McLean, Virginia  22102
                           Attn:  Richard T. Horan, Jr., Esq.
                           Fax:  (703) 610-6200

                  If to Company:

                           Sinclair Communications, Inc.
                           2000 West 41st Street
                           Baltimore, Maryland  21211-1420
                           Attn:  President
                           Fax:     (410) 467-5043

                  with copy to:

                           Sinclair Communications, Inc.
                           2000 West 41st Street
                           Baltimore, Maryland  21211-1420
                           Attn:  General Counsel
                           Fax:     (410) 662-4707

                  and

                           Thomas & Libowitz, P.A.
                           100 Light Street
                           Suite 1100
                           Baltimore, Maryland  21202-1053
                           Attn:  Steven A. Thomas, Esq.
                           Fax:  (410) 752-2046

                  Any such notice shall be deemed to have been received on the date of personal delivery, the date set forth on the Postal Service return receipt, or the date of delivery shown on the records of the overnight courier, as applicable.

               10.5 BENEFIT AND ASSIGNMENT.

                  (a) The Company shall not assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of

Purchaser and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect; provided, however, the Company shall be entitled, without the consent of Purchaser, to assign the Company's rights hereunder to any direct or indirect wholly-owned subsidiaries of the Company to which the Company shall have assigned the rights of the Company to the Assets of the Stations under the Gannett Purchase Agreement in accordance with the terms of the Gannett Purchase Agreement (each a "COMPANY PERMITTED ASSIGNEE"); provided, that the Company gives Purchaser written notice thereof and any such Company Permitted Assignee shall be responsible for all representations, covenants and agreements of the Company hereunder as if such Company Permitted Assignee was a party hereto, and any such assignment shall not relieve the Company of any of its Liabilities hereunder (including, without limitation, any obligation pursuant to Article 8 hereof).

                  (b) Purchaser shall not assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the Company and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect; provided, however, Purchaser shall be entitled, without the consent of the Company, to assign Purchaser's rights and interests hereunder (in whole or in part as to any Station) (i) prior to the Transfer Date, to any Affiliate of Purchaser (each a "PURCHASER PERMITTED ASSIGNEE"); provided, that Purchaser gives the Company written notice thereof and such Purchaser Permitted Assignee shall be responsible for all representations, covenants and agreements of Purchaser hereunder as if such assignee was a party hereto, and any such assignment shall not relieve Purchaser of any of its Liabilities hereunder (including, without limitation, any obligation pursuant to Article 8 hereof), and (ii) from and after the Transfer Date, to any Person.

                  (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. Except as set forth in Section 8.7, no Person, other than the parties hereto and their respective successors and assigns as permitted hereunder, is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto. Except as set forth in
Section 8.7, the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

               10.6 WAIVER.

                  Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of any other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

               10.7 SEVERABILITY.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

               10.8 AMENDMENT.

                  This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and Purchaser or
(b) by a waiver in accordance with Section 10.6 hereof.

               10.9 EFFECT AND CONSTRUCTION OF THIS AGREEMENT.

                  This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings, whether written or oral, relating to matters provided for herein. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual agreement, and this Agreement shall not be deemed to have been prepared by any single party hereto. Disclosure of any fact or item in the Disclosure Schedule referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not a specific cross reference appears, if the disclosure in respect of the one paragraph or section is reasonably sufficient to inform the reader of the information required to be disclosed in respect such other paragraph or section.

Disclosure of any fact or item in the Disclosure Schedule shall not necessarily mean that such item or fact, individually or in the aggregate, is material to the business, results of operations or financial condition of the Stations. Time shall be of the essence in enforcing and applying the covenants and conditions set forth in this Agreement. The headings of the sections and subsections of this Agreement are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Agreement or the intent of any section or subsection. This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law).

               10.10 TRANSFER AND CONVEYANCE TAXES.

                  Purchaser and the Company shall each be liable for and shall pay one-half of all applicable sales, transfer, recording, deed, stamp and other similar non-income taxes, imposed in connection with transfers and conveyances of the Assets, including, without limitation, any real property transfer or gains taxes (if any), resulting from the consummation of the transactions contemplated by this Agreement.

               10.11 SPECIFIC PERFORMANCE.

                  Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) waive, in any action for specific performance, the defense of adequacy of a remedy at law and
(b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court having jurisdiction thereover.

               10.12 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  The respective representations, warranties, covenants and agreements of the Company and Purchaser contained herein or in any certificate and any and all covenants and agreements herein or therein shall survive the Non-License Transfer Date or the Closing Date, as applicable, and shall remain in full force and effect to the following extent: (a) representations and warranties with respect to the Non-License Assets shall survive for a period of twelve (12) months after the Non-License Transfer Date; (b) representations and warranties with respect to the License Assets shall survive for a period of twelve (12) months after the Closing Date; (c) the covenants and agreements with respect to the Non-License Assets which by their terms survive the Non-License Transfer Date shall continue in full force and effect until fully discharged; (d) the covenants and agreements with respect to the License Assets which by their terms survive the Closing Date shall continue in full force and effect until fully discharged; (e) the Company's obligations with respect to all obligations and liabilities not assumed by Purchaser shall survive until such obligations and liabilities have been paid, performed or discharged in full; (f) Purchaser's obligations with respect to all obligations and liabilities assumed by Purchaser hereunder shall survive until such obligations and liabilities have been paid, performed or discharged in full; (g) the covenants and agreements in Article 8 shall continue in full force and effect until fully discharged; and (h) any representation, warranty, covenant or agreement that is the subject of a claim which is asserted prior to the expiration of the survival period set forth in this Section 10.12, shall survive with respect to such claim or dispute until the final resolution thereof; provided, however, that unless Purchaser shall notify the Company of any Claim or Damages at least ten (10) days prior to the expiration of the survival period set forth in clause (a) or (b) above, the Company shall have no obligation to indemnify Purchaser under Section 8.1(a) with respect to such Claim or Damages.

ARTICLE 11. NO PERSONAL LIABILITY FOR REPRESENTATIVES,  STOCKHOLDERS,  DIRECTORS
            OR OFFICERS.

         (a) Purchaser understands, acknowledges and agrees that the directors and officers and consultants of the Company and Gannett and the trustees under the Employee Benefit Plans have performed, or may perform, certain acts required or permitted under this Agreement on behalf of the Company or Gannett to facilitate the transactions among the parties to this Agreement contemplated herein. Notwithstanding anything to the contrary contained herein, no stockholder, director or officer of the Company or Gannett, any such consultant, or any such trustee (or any Affiliate of the foregoing) shall, under any circumstances, have, and the Purchaser hereby absolves all such Persons from, any personal liability to the Purchaser (and each of their Affiliates) for such acts to the extent deemed to be actions by or on behalf of the Company or Gannett.

         (b) The Company understands, acknowledges and agrees that the directors and officers and consultants of Purchaser have performed, or may perform, certain acts required or permitted under this Agreement on behalf of Purchaser to facilitate the transactions among the parties to this Agreement contemplated herein. Notwithstanding anything to the contrary contained herein, no stockholder, director or officer of Purchaser or any such consultant (or any Affiliate of the foregoing) shall, under any circumstances, have, and the Company hereby absolves all such Persons from, any personal liability to the Company (and each of their Affiliates) for such acts to the extent deemed to be actions by or on behalf of Purchaser.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the day and year first above written.

                                      SINCLAIR COMMUNICATIONS, INC.



                                      By: /s/ David B. Amy
                                         -------------------------------
                                      Name: David B. Amy
                                           -----------------------------
                                      Title: Secretary
                                            ----------------------------


                                      STC BROADCASTING, INC.



                                      By: /s/ David A. Fitz
                                         -------------------------------
                                      Name: David A. Fitz
                                           -----------------------------
                                      Title: Chief Financial Officer
                                            ----------------------------

                                    EXHIBITS



Exhibit A                  Bill of Sale, Assignment and Assumption Agreement

Exhibit B                  Assignment of FCC Licenses

Exhibit C                  Time Brokerage Agreement

Exhibit D                  Deposit Escrow Agreement

Exhibit E                  FCC Opinion

                               DISCLOSURE SCHEDULE

Section 1.1(d)    Real Property
Section 1.2       Excluded Assets
Section 1.4       License Assets
Section 2.5       Allocation of Base Purchase Price
Section 3.3.      Absence of Conflicting Agreements or Required Consents
Section 3.5.      Financial Statements
Section 3.6.      Title to Assets; Related Matters
Section 3.7.      Absence of Certain Changes, Events and Conditions
Section 3.8.      Litigation
Section 3.9.      Insurance
Section 3.10.     Material Contracts
Section 3.11      Permits
Section 3.12      FCC Licenses
Section 3.13      Environmental Matters
Section 3.14      Employee Benefits
Section 3.14.1    Non-Corporate Employees (other than division heads)
Section 3.14.2    Severance and Retention Agreements - Division Heads
Section 3.15      Labor Relations
Section 3.16      Intellectual Property
Section 3.17      Taxes
Section 3.19      Affiliate Transactions
Section 4.4       Purchaser Litigation
Section 4.7       Purchaser's Qualification
Section 5.1       Conduct of Business Prior to Closing
Section 5.2       Post-Closing Covenants and Agreements
Section 5.13      News Share Arrangements
Section 6.4       Material Consents Required as a Condition of the Purchaser's
                   Obligation to Close
Section 7.4       Material Consents Required as a Condition of the Company's
                   Obligation to Close

                                    EXHIBIT C


                        FORM OF TIME BROKERAGE AGREEMENT



     THIS TIME BROKERAGE AGREEMENT (this "Agreement") is entered into as of the ___ day of , 1999, by and among [SINCLAIR COMMUNICATIONS, INC., a Maryland corporation] ("Owner"), and STC BROADCASTING, INC. a Delaware corporation ("Programmer").

                                    RECITALS:

     WHEREAS, Owner is the licensee, pursuant to authorizations issued by the Federal Communications Commission ("FCC"), of television broadcast station WICS-TV, Channel 20, Springfield, Illinois ("WICS"), television broadcast station WICD-TV, Channel 15, Champaign, Illinois ("WICD") and television broadcast station KGAN-TV, Channel 2, Cedar Rapids, Iowa ("KGAN") (each, a "Station" and collectively, the "Stations");

     WHEREAS, Programmer and Owner entered into a Purchase Agreement dated as of March 5, 1999 (the "Purchase Agreement"), pursuant to which Owner has agreed to sell and Programmer has agreed to acquire substantially all of the assets of the Stations (the "Assets"), including, without limitation, the FCC licenses held by Owner in connection with its ownership and operation of the Stations;

     WHEREAS, Programmer is experienced in broadcast ownership and operation;

     WHEREAS, during the term of this Agreement, Owner wishes to retain Programmer to provide programming and related services for the Stations, all in conformity with Station policies and procedures, FCC rules and policies for time brokerage arrangements, and the provisions hereof;

     WHEREAS, Programmer agrees to use the Stations to broadcast such programming of its selection that is in conformity with all rules, regulations and policies of the FCC, subject to Owner's full authority to manage and control the operation of the Stations;

     WHEREAS, Programmer and Owner agree to cooperate to make this Agreement work to the benefit of the public and both parties and as contemplated by the terms set forth herein; and

     WHEREAS, all capitalized terms used herein but not otherwise defined have the meaning ascribed to such terms in the Purchase Agreement.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the above recitals, and mutual promises and covenants contained herein, the parties intending to be legally bound, agree as follows:

     SECTION 1 USE OF STATION AIR TIME.

     1.1 Scope. During the term of this Agreement, Owner shall make available to Programmer broadcast time on the Stations as set forth in this Agreement. Programmer shall deliver such programming, at its expense, to the Stations' transmitters or other authorized remote control points designated by Owner. Programmer shall provide such programming of Programmer's selection complete with commercial matter, news, public service announcements and other suitable programming to the Stations for at least one hundred sixty-six (166) hours per week. Except as otherwise provided in this Agreement, Owner agrees to broadcast such programming in its entirety, including commercials at the times specified, on the facilities of the Stations without interruption, deletion, or addition of any kind. Owner may use such time as Owner may require up to two (2) hours per week, for the broadcast of its own regularly-scheduled news, public affairs, and other nonentertainment programming on the Stations, to be scheduled at mutually agreeable times. Owner may elect to set aside additional air time (up to two (2) hours per week) (the "Additional Time") to be scheduled at a mutually agreeable time, for the broadcast of specific non-entertainment programming on issues of importance to the local community. Owner shall provide Programmer with as much notice as possible, but in no event less than three (3) weeks' notice, of its intention to set aside such Additional Time. All program time not reserved by or designated for Owner shall be available for use by Programmer. Owner agrees that Programmer may sell, or engage a third party to sell, commercial time during the programming provided by Programmer to the Stations for Programmer's account.

     1.2 Term. This Agreement shall commence on the date of the Non-License Transfer as contemplated in the Purchase Agreement (the "Effective Date"), and end on the Closing Date (the "Term"), unless terminated earlier pursuant to any of the provisions of Section 5 hereof.

     SECTION 2 STATION OPERATIONS.

     2.1 Owner Control Over Station Operations.

     (a)  Owner  shall  retain  full  authority,  power  and  control  over  the management and operations of the Stations during the Term, including specifically, control over the personnel, programming and finances of the Stations.

     (b) Subject to Owner's full authority, power and control over the management and operations of the Stations, Programmer agrees to provide programming and related services to the Stations. Such related services shall include: (i) the sale of advertising time on the Stations; (ii) coordination of traffic and billing functions; (iii) maintenance, repair and replacement of the Stations' transmitting or studio equipment and the other Assets, and (iv) other administrative or operational functions as Owner and Programmer may agree to, consistent with

FCC rules and regulations relating to time brokerage agreements. Programmer shall provide and perform Programmer's obligations hereunder, including all related services, diligently and in a manner consistent with broadcast industry practices.

     (c) When on the Owner's premises, all employees of Programmer used to provide Programmer's programming or other services to the Stations shall be subject to the overall supervision of Owner's management personnel.

     2.2 Station Expenses. During the Term, Programmer shall be responsible for and shall reimburse Owner within fifteen (15) days following receipt of a request for reimbursement by Owner for any direct out-of-pocket costs incurred by Owner as necessary to preserve and maintain the FCC Licenses and other Assets of the Stations then owned by Owner (including the expenses of Owner as a result of Section 2.1(c) above).

     2.3 Consideration.

     (a) Monthly Fee. As consideration for the air time made available hereunder and the other agreements of the parties made hereunder, Programmer agrees to pay Owner the payments set forth in Attachment 2.3 hereto. Notwithstanding any provision of this Agreement to the contrary, in the event of a preemption by Owner of Programmer's programming under Sections 1.1 (with respect to the Additional Time only), 3.2, 4.1 or 4.2 of this Agreement, the Monthly Payment as defined in Attachment 2.3 shall be reduced by an amount equal to (a) the amount of the Monthly Payment multiplied by (b) a fraction the numerator of which is the number of minutes of Programmer's programming preempted by Owner during such month and the denominator of which is one hundred sixty-six (166).

     (b) Expense Reimbursement. On the fifteenth (15th) day of each month during the Term, Programmer shall reimburse Owner for the salaries of the two employees retained by Owner at each Station.

     SECTION 3 STATION PUBLIC INTEREST OBLIGATIONS.

     3.1 Owner Authority. Owner shall be responsible for the Stations' compliance with all applicable provisions of the Communications Act of 1934, as amended (the "Act"), the rules, regulations and policies of the FCC and all other applicable laws. Programmer shall cooperate with Owner, at Programmer's expense, in taking such actions as Owner may reasonably request to assist Owner in maintaining the Stations' compliance with the Act, rules, regulations and policies of the FCC and all other applicable laws. Notwithstanding any other provision of this Agreement, Programmer recognizes that Owner has certain obligations to operate the Stations in the public interest, and to broadcast programming to meet the needs and interests of the Stations' communities of license and service area. From time to time Owner shall air, or if Owner requests, Programmer shall air, programming on issues of importance to the local community. Nothing in this Agreement shall abrogate or limit the unrestricted authority of Owner to discharge Owner's obligations to the public and to comply with the Act and the rules, regulations and policies of the FCC, and Owner shall have no liability or obligation to Programmer, for taking any action that Owner deems necessary or appropriate to discharge such obligations or comply with such laws, rules, regulations or policies.

     3.2 Additional Owner Obligations. Although both Owner and Programmer shall cooperate in the broadcast of emergency information over the Stations, Owner shall retain the right, without any liability or obligation to Programmer, to interrupt Programmer's programming in case of an emergency or for programming which, in the good faith judgment of Owner, is of greater local or national public importance. In all such cases, Owner shall use Owner's commercially reasonable efforts to provide Programmer notice of Owner's intention to interrupt Programmer's programming. Owner shall coordinate with Programmer each Station's hourly station identification and any other announcements required to be aired by FCC rules or regulations. Owner shall (a) continue to maintain and staff a main studio in compliance with the rules of the FCC, (b) maintain each Station's local public inspection file within each Station's community of license or at each Station's main studio, and (c) prepare and place in such inspection file in a timely manner all material required by Section 73.3526 of the FCC's Rules, including without limitation each Station's quarterly issues and program lists and FCC Form 398. Programmer shall, upon request by Owner, promptly provide Owner with such information concerning Programmer's programs and advertising as is necessary to assist Owner in the preparation of such information or to enable Owner to verify independently the Stations' compliance with any other laws, rules, regulations or policies applicable to the Stations' operation. Owner shall also maintain the station logs, receive and respond to telephone inquiries, and control and oversee any remote control point for the Stations.

     SECTION 4 STATION PROGRAMMING & OPERATIONAL POLICIES.

     4.1 Broadcast Station Programming Policy Statement. Owner has adopted a Broadcast Station Programming Policy Statement (the "Policy Statement"), a copy of which appears as Attachment 4.1 hereto and which may be amended from time to time in order to comply with the rules and regulations of the FCC by Owner upon written notice to Programmer. Programmer agrees and covenants to comply in all material respects with the Policy Statement, with all rules and regulations of the FCC, and with all changes subsequently made by Owner or the FCC. Programmer shall furnish or cause to be furnished the artistic personnel and material for the programs as provided by this Agreement and all programs shall be prepared and presented in conformity with the rules, regulations and policies of the FCC and with the Policy Statement. All advertising spots and promotional material or announcements shall comply with all applicable federal, state and local regulations and policies and the Policy Statement, and shall be produced in accordance with quality standards established by Programmer. If Owner determines that a program, commercial announcement or promotional material supplied by Programmer is for any reason, in Owner's reasonable discretion, unsatisfactory or unsuitable or contrary to the public interest, or does not comply with the Policy Statement Owner may, upon written notice to Programmer (to the extent time permits such notice), and without any liability or obligation to Programmer suspend or cancel such program, commercial announcement or promotional material and substitute its own programming or, if Owner requests, Programmer shall provide promptly suitable programming, commercial announcement or other announcement or promotional material.

     4.2 Owner Control of Station Programming. Notwithstanding any contrary provision contained in this Agreement, and consistent with Owner's obligations pursuant to the Act and the rules and regulations of the FCC, Owner shall have the right, without any liability or obligation to Programmer to delete any material contained in any programming or commercial matter furnished by Programmer for broadcast over the Stations that Owner determines is unsuitable for broadcast or the broadcast of which Owner believes would be contrary to the public interest. Owner shall have the right, without any liability or obligation to Programmer to broadcast Owner's own programming in place of such deleted material.

     4.3 [INTENTIONALLY OMITTED].

     4.4 Political Advertising. Owner shall oversee and shall take ultimate responsibility for the Stations' compliance with the political broadcasting rules of the FCC and Sections 312 and 315 of the Act, including but not limited to, the provision of equal opportunities, compliance with lowest unit charge requirements, and the provision of reasonable access to federal political candidates. Programmer shall cooperate with Owner, at Programmer's expense, to assist Owner in complying with the political broadcasting rules of the FCC. Programmer shall supply such information promptly to Owner as may be necessary to comply with the lowest unit charge and other applicable political broadcast requirements of federal law. To the extent that Owner deems necessary or appropriate, Programmer shall release advertising availabilities to Owner to permit Owner to comply with the political broadcasting rules of the FCC and Sections 312 and 315 of the Act. Programmer shall be entitled to all revenues received by Owner for such advertising.

     4.5 Advertising of Credit Terms. To the extent prohibited by the rules of the Federal Trade Commission, no advertising of credit terms shall be made over broadcast material supplied hereunder by Programmer beyond mention of the fact that credit terms are available.

     4.6 Payola/Plugola. In order to enable Owner to fulfill Owner's obligations under Section 317 of the Act, Programmer, in compliance with Section 507 of the Act, will, in advance of any scheduled broadcast by the Stations, disclose to Owner any information of which Programmer has knowledge or which has been disclosed to Programmer as to any money, service, or other valuable consideration that any person has paid or accepted, or has agreed to pay or to accept, for the inclusion of any matter as a part of the programming or commercial matter to be supplied to Owner pursuant to this Agreement. Programmer will cooperate with Owner, at Programmer's expense, as necessary to ensure compliance with this provision. Commercial matter with obvious sponsorship identifications shall not require disclosure in addition to that contained in the commercial copy.

     4.7 Programmer Compliance with Copyright Act. Programmer represents and warrants that Programmer will have full authority to broadcast the programming on the Stations; that Programmer shall not broadcast any material in violation of the Copyright Act; and the performing rights to all music contained in broadcast material supplied hereunder by Programmer are licensed by BMI, ASCAP, or SESAC, are in the public domain, are controlled by Programmer, or are cleared at the source by Programmer.

     SECTION 5 TERMINATION.

     5.1 Termination by Programmer.

     Unless terminated pursuant to the provisions of Section 1.2, this Agreement may be terminated by Programmer by written notice to Owner, if Programmer is not then in material default or breach hereof, upon the occurrence of either of the following:

     (a) five (5) days following the date of termination of the Purchase Agreement; or

     (b) Owner is in material breach of Owner's representations or Owner's material obligations hereunder or under the Purchase Agreement and has failed to cure such breach within thirty (30) days of written notice from Programmer.

     5.2 Termination by Owner.  Unless terminated  pursuant to the provisions of
Section 1.2, this Agreement may be terminated by Owner by written notice to Programmer, if Owner is not then in material default or breach hereof, upon the occurrence of any of the following:

     (a) five (5) days following the date of termination of the Purchase Agreement; or

     (b) Programmer is in material breach of Programmer's representations or Programmer's material obligations hereunder or under the Purchase Agreement and has failed to cure such breach within thirty (30) days of notice from Owner.

     5.3 Termination. If not otherwise earlier terminated, this Agreement will terminate, upon the first to occur of any of the following:

     (a) this Agreement is declared invalid or illegal in whole or substantial part by an order or decree of an administrative agency or court of competent jurisdiction and such order or decree has become final and no longer subject to further administrative or judicial review, unless as a result of actions taken by Programmer in violation of the terms hereof;

     (b) there has been a material change in FCC rules or policies that would cause this Agreement to be in violation thereof and such change is in effect and not the subject of an appeal or further administrative review, provided that in such event the parties shall first negotiate in good faith and attempt to agree on an amendment to this Agreement that will provide the parties with a valid, binding and enforceable agreement that conforms to the new FCC rules, policies or precedent; or

     (c) the mutual, written consent of both parties.

     5.4 Severability. The parties hereto intend that the transactions contemplated hereunder comply in all respects with the Act and all applicable rules, regulations, and policies of the FCC. If any provision of this Agreement shall be declared void, illegal, or invalid by any governmental authority with jurisdiction thereof, the remainder of this Agreement shall remain in full force and effect without such offending provision so long as such remainder substantially reflects the original agreement of the parties hereunder. Furthermore, in such event, the parties shall use their commercially reasonable efforts to reach agreement promptly on lawful substitute provisions in place of said offending provision so as to effectuate more closely their intent as expressed hereunder. If any governmental authority grants to any other entity or individual rights which are not contained in this Agreement, then the parties shall use their commercially reasonable efforts to amend this Agreement to provide the parties hereto such lawful provisions which comport with any rules, regulations and policies adopted after the date of this Agreement.

     5.5 Force Majeure. Any failure or impairment of the Assets or any delay or interruption in the broadcast of programs, or failure at any time to furnish facilities, in whole or in part, for broadcast, due to Acts of God, restrictions by any governmental authority, civil riot, floods or any other similar cause not reasonably within the control of Owner, shall not constitute a breach of this Agreement and Owner will not be liable to Programmer for any liability or obligation with respect thereto.

     5.6 Insurance; Risk of Loss.

     (a) From the date hereof through the end of the Term, Owner shall maintain with reputable insurance companies reasonably acceptable to Programmer, commercially reasonable amounts of insurance as is conventionally carried by broadcasters operating television stations in the area comparable to those of the Stations, including replacement cost insurance and general liability insurance, with respect to the Assets and shall cause Programmer to be named as an additional insured on Owner's policies. The risk of any loss, damage, impairment, confiscation, or condemnation of any equipment or other personal property owned and used by Owner in the business and operations of the Stations ("Risk of Loss") shall be borne by Owner at all times throughout the Term, to the extent of, but solely to the extent of, Owner's receipt of insurance proceeds in respect thereof and in no event shall Owner have any liability or obligation to Programmer in respect of any such loss, damage, impairment, confiscation or condemnation. The Risk of Loss beyond that specifically borne by the Owner in accordance with the immediately preceding sentence shall be borne by Programmer. Owner shall use such proceeds of insurance to repair or replace any such equipment or such other personal property of Owner to the extent of such proceeds. At Owner's request and subject to Owner's supervision and direction, Programmer shall effect in a timely fashion any repairs to or replacement of any of Owner's damaged equipment or property.

     (b) From the date hereof through the end of the Term, Programmer shall maintain with reputable insurance companies reasonably acceptable to Owner, insurance in such amounts and with respect to such risks, as reasonably requested by Owner, including broadcast liability insurance, naming Owner as an additional insured, and general comprehensive insurance, also naming Owner as an additional insured, each with a commercially reasonable amount of coverage as is conventionally carried by broadcasters operating television stations in the area comparable to those of the Stations. The risk of any loss, damage, impairment, confiscation, or condemnation of any equipment or other personal property owned or leased and used by Programmer in the performance of its obligations hereunder shall be borne by Programmer at all times throughout the Term.

     SECTION 6 INDEMNIFICATION.

     6.1 Indemnification by Programmer. Programmer shall indemnify and hold harmless Owner from and against any and all claims, losses, costs, liabilities, damages, expenses, including any FCC fines or forfeitures (including reasonable legal fees and other expenses incidental thereto), of every kind, nature and description (collectively "Damages") arising or resulting from or relating to
(a) Programmer's breach of any representation, covenant, agreement or other obligation of Programmer contained in this Agreement, (b) any action taken by Programmer or Programmer's employees and agents with respect to the Stations, or any failure by Programmer or Programmer's employees and agents to take any action with respect to the Stations, including, without limitation, Damages relating to violations of the Act, or any rule, regulation or policy of the FCC, slander, defamation or other claims relating to programming provided by Programmer or Programmer's broadcast and sale of advertising time on the Stations, or (c) the business or operations of the Stations by Programmer (except where Damages are caused by Owner's negligence, recklessness, willful misconduct, or a breach of Owner's representations or obligations under this Agreement or the Purchase Agreement) from and after the date of this Agreement.

     6.2 Indemnification by Owner. Owner shall indemnify and hold harmless Programmer from and against any and all Damages arising or resulting from or relating to (a) Owner's breach of any representation, covenant, agreement or other obligation of Owner contained in this Agreement, (b) any action taken by Owner or Owner's employees and agents with respect to the Stations, or any failure by Owner or Owner's employees and agents to take any action with respect to the Stations, including, without limitation, Damages relating to violations of the Act, or any rule, regulation or policy of the FCC, slander, defamation or other claims relating to programming provided by Owner or Owner's broadcast and sale of advertising time on the Stations, or (c) the business or operations of the Stations by Owner (except where Damages are caused by Programmer's negligence, recklessness, willful misconduct, or a breach of Programmer's representations or obligations under this Agreement or the Purchase Agreement) from and after the date of this Agreement.

     6.3 Indemnification Procedure. Neither Owner nor Programmer shall be entitled to indemnification pursuant to this Section 6.3 unless (a) such claim for indemnification is asserted in writing delivered to the other party, together with a statement as to the factual basis for the claim and the amount of the claim and (b) such claim, in the aggregate with all other claims made by such party under this Agreement and the Purchase Agreement, exceeds Two Hundred Thousand Dollars ($200,000), and then only to the extent of the excess over the amount of One Hundred Thousand Dollars ($100,000); provided, however, that the aggregate dollar amount of claims under this Agreement and the Purchase Agreement shall not exceed Three Million Dollars ($3,000,000). The party making the claim (the "Claimant") shall make available to the other party (the "Indemnitor") the information relied upon by the Claimant to substantiate the claim. The Indemnitor under this Section 6.3 shall have the right to conduct and control through counsel of such Indemnitor's own choosing the defense of any third party claim, action or suit (and the Claimant shall cooperate fully with the Indemnitor), but the Claimant may, at its election, participate in the defense of any such claim, action or suit at its sole cost and expense; provided that, if the Indemnitor shall fail to defend any such claim, action or suit, then the Claimant may defend through counsel of its own choosing such claim, action or suit, and (so long as it gives the Indemnitor at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the Indemnitor to then undertake the defense thereof) settle such claim, action or suit, and to recover from the Indemnitor the amount of such settlement or of any judgment and the costs and expenses of such defense. The Indemnitor shall not compromise or settle any third party claim, action or suit without the prior written consent of the Claimant, which consent will not be unreasonably withheld or delayed.

     6.4 Arbitration. To the fullest extent not prohibited by law, any controversy, claim or dispute arising out of or relating to this Agreement, including the determination of the scope or applicability of this Agreement to arbitrate, shall be settled by final and binding arbitration in accordance with the rules then in effect of the American Arbitration Association ("AAA"), as modified or supplemented under this section, and subject to the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16. The decision of the arbitrators shall be final and binding provided that, where a remedy for breach is prescribed hereunder or limitations on remedies are prescribed, the arbitrators shall be bound by such restrictions, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     If any series of claims arising out of the same or related transactions shall involve claims which are arbitrable under the preceding paragraph and claims which are not, the arbitrable claims shall first be finally determined before suit may be instituted upon the others and the parties will take such action as may be necessary to toll any statutes of limitations, or defenses based upon the passage of time, that are applicable to such nonarbitrable claims during the period in which the arbitrable claims are being determined. In the event of any controversy, claim or dispute that is subject to arbitration under this Section 6.4, any party thereto may commence arbitration hereunder by delivering notice to the other party or parties thereto; provided, in advance of the commencement of any arbitration each of the parties agrees to participate in a non-binding mediation effort (not to exceed thirty (30) days) in an attempt to resolve such controversy, claim or dispute. The arbitration panel shall consist of three (3) arbitrators, appointed in accordance with the procedures set forth in this paragraph. Within ten (10) business days of delivery of the notice of commencement of arbitration referred to above, Owner, on the one hand, and Programmer, on the other hand, shall each appoint one arbitrator, and the two arbitrators so appointed shall within ten (10) business days of their appointment mutually agree upon and appoint one additional arbitrator (or, if such arbitrators cannot agree on an additional arbitrator, the additional arbitrator shall be appointed by the AAA as provided under its rules); provided, that persons eligible to be selected as arbitrators shall be limited to attorneys at law who (a) are on the AAA's Large, Complex Case Panel, (b) have practiced law for at least fifteen (15) years as an attorney specializing in either general commercial litigation or general corporate and commercial matters, and (c) are experienced in matters involving the broadcasting industry.

     The arbitration hearing shall be held in Washington, D.C. and shall commence no later than thirty (30) business days after the completion of the selection of the arbitrators. Consistent with the intent of the parties hereto that the arbitration be conducted as expeditiously as possible, the parties agree that (a) discovery shall be limited to the production of such documents and the taking of such depositions as the arbitrators determine are reasonably necessary to the resolution of the controversy, claim or dispute and (b) the arbitrators shall limit the presentation of evidence by each side in such arbitration to not more than ten (10) full days' (equivalent thereof) or such shorter period as the arbitrators shall determine to be necessary in order to resolve the controversy, claim or dispute. The arbitrators shall be instructed to render a decision within ten (10) business days of the close of the arbitration hearing. If arbitration has not been completed within ninety (90) days of the commencement of such arbitration, any party to the arbitration may initiate litigation upon ten (10) days' written notice to the other party(ies); provided, however, that if one party has requested the other to participate in an arbitration and the other has failed to participate, the requesting party may initiate litigation before the expiration of such ninety (90) day period; and provided further, that if any party to the arbitration fails to meet any of the time limits set forth in this Section 6.4 or set by the arbitrators in the arbitration, any other party may provide ten (10) days' written notice of its intent to institute litigation with respect to the controversy, claim or dispute without the need to continue or complete the arbitration and without awaiting the expiration of such ninety (90) day period. The parties hereto further agree that if any of the rules of the AAA are contrary to or in conflict with any of the time periods provided for hereunder, or with any other aspect of the matters set forth in this Section 6.4, that such rules shall be modified in respects necessary to accord with the provisions of this Section 6.4 (and the arbitrators shall be so instructed by the parties).

     The arbitrators shall base their decision on the terms of this Agreement and applicable law and judicial precedent in the State of New York, and shall render their decision in writing and include in such decision a statement of the findings of fact and conclusions of law upon which the decision is based. Each party agrees to cooperate fully with the arbitrator(s) to resolve any controversy, claim, or dispute. The arbitrators shall not be empowered to award punitive damages or damages in excess of actual damages.

     6.5 Damages; Specific Performance.

     (a) In the event of a material breach by Owner of Owner's obligations hereunder, Programmer shall be entitled to seek monetary damages against Owner. The parties recognize, however, that given the unique nature of the Stations and this Agreement, monetary damages alone will not be adequate to compensate Programmer for any injury resulting from Owner's breach. Programmer shall therefore be entitled, as an alternative to the right to seek and collect monetary damages, to obtain specific performance of the terms of this Agreement.

     (b) In the event of a material breach by Programmer of its obligations hereunder, Owner shall be entitled to seek monetary damages against Programmer.

     SECTION 7 REPRESENTATIONS, WARRANTIES, AND COVENANTS.

     7.1 Representations, Warranties, and Covenants of Owner. Owner represents, warrants, and covenants that:

     (a) Owner is legally qualified, empowered, and authorized to enter into this Agreement, and that the execution, delivery and performance hereof shall not constitute a breach or violation of any agreement, contract or other obligation to which Owner is subject or by which Owner is bound.

     (b) Owner is now, and for so long as this Agreement shall be in effect, will be the holder of the FCC Licenses necessary for the operation of WICS, WICD and KGAN as then being operated.

     (c) Owner does not know of any current or prospective governmental investigation having a material adverse effect on the Stations, their properties or business.

     (d) As of this date, Owner does not know of any facts which would cause the Commission to refuse to renew the FCC Licenses.

     (e) Owner shall not take any action or omit to take any action which would have a materially adverse impact upon Owner, the Assets, the Stations or upon Owner's ability to perform this Agreement.

     (f) This Agreement constitutes the legal, valid and binding obligation of Owner, enforceable in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights and remedies generally, and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     7.2 Representations, Warranties and Covenants of Programmer. Programmer represents, warrants, and covenants that:

     (a) Programmer is legally qualified, empowered, and authorized to enter into this Agreement, and that the execution, delivery and performance hereof shall not constitute a breach or violation of any agreement, contract or other obligation to which Programmer is subject or by which Programmer is bound.

     (b) This Agreement constitutes the legal, valid and binding obligation of Programmer, enforceable in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganizations, moratorium or similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     SECTION 8: MISCELLANEOUS.

     8.1 Assignment. This Agreement shall not be assigned by any party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that Programmer may assign its rights and interests hereunder to any reputable broadcasting entity provided, that (a) Programmer gives Owner written notice of any such assignment; (b) such assignment shall not relieve Programmer of any of its obligations or liabilities hereunder; and (c) such assignment would not violate any applicable laws, rules, regulations or policies of any applicable governmental authority. It is understood and agreed that nothing herein shall be deemed to expand the rights granted hereunder to any permitted assignee, which rights shall be in combination with, and not in addition to, the rights of Programmer. This Agreement shall be binding on the parties' respective heirs and permitted assigns.

     8.2 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, except for the Purchase Agreement, and documents delivered pursuant thereto, supersedes any and all prior agreements, broadcasting commitments, or any other understandings between Programmer and Owner with respect to such subject matter. No provision of this Agreement shall be changed or modified, nor shall this Agreement be discharged in whole or in part, except by an agreement in writing signed by the party against whom the change, modification, or discharge is claimed or sought to be enforced, nor shall any waiver of any of the conditions or provisions of this Agreement be effective and binding unless such waiver shall be in writing and signed by the party against whom the waiver is asserted, and no waiver of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

     8.3 Further Assurances. Owner and Programmer shall use commercially reasonable efforts in the performance and fulfillment of the terms and conditions of this Agreement in effectuating the intent of such parties as expressed under this Agreement. From time to time, without further consideration, Owner and Programmer shall execute and deliver such other documents and take such other actions as either party hereto reasonably may request to effectuate such intent.

     8.4   Counterparts.   This  Agreement  may  be  signed  in  any  number  of
counterparts with the same effect as if the signatures to each such counterpart were upon the same instrument.

     8.5 Notices. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid, or by registered or certified mail, return-receipt requested, or by facsimile transmission, and shall be deemed to have been given or made when personally delivered, the next business day after delivery to such overnight delivery service, when receipt is confirmed by facsimile transmission, five (5) days after deposited in the mail, first class postage prepaid, addressed as follows:

                  (a)      If the notice is to Programmer:

                           STC Broadcasting, Inc.
                           3839 4th Street North
                           Suite 420
                           St. Petersburg, Florida  33703
                           Attn:    David Fitz
                           Fax:     (727) 821-8092

                           with copies (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           8300 Greensboro Drive
                           Suite 1100
                           McLean, Virginia  22102
                           Attn:    Richard T. Horan, Jr., Esq.
                           Fax:     (703) 610-6200

                           and to:

                           Hicks, Muse, Tate & Furst Incorporated
                           200 Crescent Court
                           Suite 1600
                           Dallas, Texas  75201
                           Attn:    Lawrence D. Stuart, Jr.
                           Fax:     (214) 740-7355
                           or to such other address as Programmer may from time to time designate.

                  (b)      If to Owner:

                           Sinclair Broadcast Group, Inc.
                           2000 West 41st Street
                           Baltimore, Maryland  21211
                           Attn:    David D. Smith, President
                           Fax:     (410) 467-5043

                           with copies (which shall not constitute notice) to:

                           Thomas & Libowitz, P.A.
                           100 Light Street
                           Suite 1100
                           Baltimore, Maryland  21202
                           Attn:    Steven A. Thomas, Esq.
                           Fax:     (410) 752-2046

                           and to:

                           Sinclair Communications, Inc.
                           2000 West 41st Street
                           Baltimore, Maryland 21211
                           Attn:  General Counsel
                           Fax:     (410) 662-4707

                           or to such other address as Owner may from time to time designate.

     8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to its choice of law rules (other than Section 5-1401 of the New York General Obligations
Law).

     8.7 Taxes. Owner and Programmer shall each pay its own ad valorem taxes, if any, which may be assessed on such party's personal property for the periods that such items are owned by such party.

     8.8 No Joint Venture or Partnership. Programmer shall act as an independent contractor in rendering its services hereunder. Neither party shall have any power or authority to act for or on behalf of the other or to bind the other in any manner whatsoever, except as and to the extent expressly provided for in this Agreement. The parties hereto agree that nothing herein shall constitute a joint venture or partnership between them.

     8.9 Mandatory Carriage/Retransmission Consent. Owner shall consult with Programmer prior to making any election of mandatory carriage rights or retransmission consent pursuant to Section 76.64 of the FCC's rules and regulations and the provisions of the Cable Television Consumer Protection and Competition Act of 1992.

     8.10 Digital Spectrum. The FCC has authorized an additional 6 MHZ of spectrum for digital television service ("DTV Spectrum") to Owner for each of its Stations. Programmer shall have the right to utilize the Digital Spectrum in accordance with the rules and regulations of the FCC. In the event that the FCC assesses Owner with any spectrum fees or other charges for the use of the DTV Spectrum by Programmer, Programmer agrees to reimburse Owner for such FCC spectrum fees or other charges.

     8.11 Headings. The headings in this Agreement are for convenience only and will not affect or control the meaning or construction of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Time Brokerage Agreement as of the date first above written.



                                           PROGRAMMER:

                                           STC BROADCASTING, INC.



                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________


                                           OWNER:

                                           [SINCLAIR COMMUNICATIONS, INC.]



                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________